Execution Version (3-22-13)

Exhibit 10.3

PURCHASE AND SALE AGREEMENT

by and between

ZAZA ENERGY, LLC

(SELLER)

And

BEP MOULTON, LLC

(BUYER)

Dated March 22, 2013

Effective January 1, 2013

TABLE OF CONTENTS

Article 1 - DEFINITIONS            1

1

EXHIBITS

Exhibit “A”Leases

Exhibit “B”Wells

Exhibit “C”Rights-of-Way, Easements and Surface Estates

Exhibit “D”Contracts and Other Agreements

Exhibit “E”Intentionally Deleted

Exhibit “F”Allocated Values

Exhibit “G”Conveyance, Assignment and Bill of Sale

Exhibit “H”Litigation

Exhibit “I”Payouts Balances

Exhibit “J”Gas and Oil Imbalances

Exhibit “K”Consents to Assign, Preferential Rights to Purchase and Burdens

Exhibit “L”Non-Foreign Affidavit

Exhibit “M”Assignments Due Seller

Exhibit “N”Assignments Owed By Seller

Exhibit “O”Mortgages, Liens and Encumbrances

Exhibit “P”Post-Closing Accounting and Reporting Agreement

Exhibit “Q”Preliminary Settlement Statement

Exhibit “R”Non-Compete Area Map

2

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”), dated as of March 22, 2013, is by and between ZaZa Energy, LLC, a Texas limited liability company (hereinafter referred to as the “Seller”), and BEP Moulton, LLC, a Texas limited liability company (hereinafter referred to as the “Buyer”) Seller and Buyer are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

R E C I T A L S

WHEREAS, the Parties desire that Seller convey to Buyer, and Buyer acquire from Seller and undivided one hundred percent (100%) of Seller’s right, title and interest  in the Assets (but excluding the Excluded Assets ) (each as hereinafter defined).

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

Article 1	- DEFINITIONS
“Accounting Dispute”

 shall be as defined in Section 3.2(c).

“Accounting Dispute Notice”

 shall be as defined in Section 3.2(c).

“Accounting Referee”

 shall be as defined in Section 3.2(c).

“Affiliate”
(a)

 shall mean with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context (including, with its correlative meaning, “controlled by” and “under common control with”) meaning the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Defect Baskets”

 shall be as defined in Section 7.4.

“Agreement”

 shall mean this Purchase and Sale Agreement between Seller and Buyer.

“Allocated Value”

 shall be as defined in Section 3.3 and as set forth on Exhibit “F.”

“Arbitrators”

 shall be as defined in Section 20.12(e).

“Assets”

 shall mean the following described assets and properties (except to the extent constituting Excluded Assets) and which are attributable to, appurtenant to, incidental to or used for the ownership or operation of the Leases or other Assets:

(b)

an undivided one hundred percent (100%) of all rights, titles, claims and interests owned by Seller in and to the oil, gas and/or mineral leases set forth on Exhibit “A” or the lands covered

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by said leases, or in lands pooled or unitized with such leases (including all depths), or which Seller is entitled to receive by reason of any participation, joint venture, farmin, farmout, joint operating agreement, unitization agreement or other agreement, including all leasehold estates, royalty interests, overriding royalty interests, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, mineral interests and any other interests of Seller in said oil, gas and/or mineral leases, or lands covered by said leases, it being the intent hereof that the leases, properties and interests and the legal descriptions set forth on Exhibit “A” or in instruments described in Exhibit “A” includes an undivided one hundred percent (100%) of all of Seller’s right, title and interest in said oil, gas and/or mineral leases, other than the Excluded Assets, including, but not limited to, those described on Exhibit “A” or in instruments described in Exhibit “A” even though such interests may be incorrectly described in Exhibit ”A” or omitted from Exhibit “A.” (collectively referred to as the “Leases”);

(c)

an undivided one hundred percent (100%) of all rights, titles, claims and interests owned by Seller in and to all royalty, overriding royalty, net profits or other oil gas or mineral interests to the extent such interests cover the acreage and depths covered by the Leases or lands pooled or unitized therewith described in Exhibit “A” (except to the extent constituting Excluded Assets), it being the intent of the Parties that Buyer shall be conveyed a net revenue interest in the Leases that shall only be burdened by the lessor’s royalties and those certain overriding royalty interests which are of record as of the Effective Date, provided however, in no event shall the net revenue interest to be conveyed to the Buyer under the Leases ever be less than seventy-two percent of eight-eights (72% of 8/8ths) proportionately reduced to the mineral interest coved by the Leases or to Seller’s undivided interest in the Lease.

(d)

an undivided one hundred percent (100%) of all rights, titles, claims and interests owned by Seller in and to all easements, rights-of-way, surface leases, permits, licenses, surface estate interests, surface use agreements or other similar rights or interests relating to Leases, Wells or related equipment, including, but not limited to, those described in Exhibit “C,” or in instruments described in Exhibit “C;”

(e)

an undivided one hundred percent (100%) of all rights, titles, claims and interests owned by Seller in and to all equipment and other personal property, Wells, inventory, spare parts, tools, tubing, casing, pipe, fixtures, wellhead equipment, pumping units, tank batteries, gathering lines or systems, flowlines, production equipment, gas plants and facilities, treatment facilities, injection facilities, disposal facilities, dehydration facilities, radio towers, remote terminal units, SCADA equipment, appurtenances and improvements situated upon the Assets or lands pooled or unitized therewith as of or after the Effective Time or used or held for use in connection with the ownership, development or operation of the Assets or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Wells or the lands covered by the Leases or lands pooled or unitized therewith;

(f)

all contracts, agreements and instruments to the extent attributable to and affecting the Assets in existence as of or after the Effective Time, including all Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing, disposal and fractionating contracts, all unit agreements, orders and decisions of Governmental Entities establishing units, participation agreements, exchange agreements, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling

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agreements, exploration agreements, assignments of operating rights, working interests, or subleases, including, but not limited to, those described on Exhibit “D,” but excluding any contracts, agreements and/or instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Article 10 and provided that the contracts, agreements and/or instruments shall not include the instruments constituting the Leases;

(g)

all lease files, land files, right-of-way files, regulatory records, well files, production records, environmental records, division order files (including paysheets and supporting files), abstracts, title opinions and contract files, insofar as the same are directly related to the Assets, Seller shall provide to Buyer, to the extent that Seller has in its possession the originals of all documents set forth in this Section 1.9(f) and in Section 1.9(g) above; and

(h)	the Inventory Hydrocarbons.
“Assumed Obligations”

 shall mean with respect to the Assets:

(i)	the Plugging and Abandonment Obligations occurring after the Effective Date;
(j)

all Environmental Obligations, related to, attributable to or arising from events occurring before or after the Effective Date, except those specifically included in the definition of “Retained Obligations;”

(k)	subject to Article 18, all obligations with respect to gas production, sales or processing imbalances with third Persons;
(l)

except for the Retained Obligations , or as otherwise provided in this Agreement, all other Liabilities, Claims, duties and obligations that arise out of the ownership, operation or use of the Assets after the Effective Time, including, but not limited to, the payment of all royalties, operating expenses and capital expenditures relating to the Assets and all Liabilities, duties and obligations, express or implied, imposed upon Seller under the provisions of the Leases (including, without limitation, the payment of royalties) and any and all assignments, subleases, farmout agreements, participation agreements, joint venture agreements, assignments of overriding royalty, joint operating agreements, easements, rights-of-way and all other contracts, agreements and instruments affecting the Leases, or the premises covered thereby, whether recorded or unrecorded, whether listed or not on Exhibit “D,” and under all applicable Laws.

“Business Day”

 shall mean any day that is not Saturday or Sunday or any other day on which commercial banks are required or authorized by Law to be closed in the City of Houston, Texas.

“Buyer”

 shall be as defined in the Preamble.

“Buyer’s Indemnitees”

 shall be as defined in Section 17.3.

“Buyer’s Credits”

 shall be as defined in Section 3.2(a)(ii).

“Casualty Loss”

 shall be as defined in Article 15.

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“Claim Notice”

 shall be defined in Section 17.6(b).

“Claims”

 shall mean all claims, demands, losses, damages, costs, expenses, causes of action and judgments of any kind or character, including, without limitation, any interest, penalty, attorneys’ fees and other costs and expenses incurred in connection therewith or the defense thereof.

“Closing”

 shall be as defined in Section 13.1.

“Closing Date”

 shall be as defined in Section 13.1.

“Closing Deferred Property”

 shall be as defined in Section 8.3(a).

“Confidentiality Agreement”

 shall be as defined in Section 6.4.

“Code”

 shall be as defined in Section 3.3.

“Conveyance”

 shall be as defined in Section 8.1(b).

“CPR”

 shall be as defined in Section 8.4(d).

“Cure Period”

 shall be as defined in Section 8.3(a).

“Defect Value”

 shall be as defined in Section 8.4.

“Defect Arbitrator”

 shall be as defined in Section 8.4(d).

“Defensible Title”

 shall be as defined in Section 8.1(e)(i).

“De Minimis Claim”

 shall be as defined in Section 17.7(a).

“Dispute”

 shall be as defined in Section 20.12(a).

“DTPA”

 shall be as defined in Section 14.2(a).

“Effective Date” or “Effective Time”

 shall mean 7:00 a.m., local time where the Assets are located, on January 1, 2013.

“Environmental Defect”

 shall mean:

(a)            a condition or activity with respect to an Asset that is in violation of any Environmental Law, any surface or mineral lease obligation or other condition which creates Environmental Obligations, whether an express or implied obligation, relating to natural resources, conservation, the environment or the emission, release, storage, treatment, disposal, transportation, handling or management of industrial or solid waste, hazardous waste, hazardous or toxic substances, chemicals or pollutants, petroleum, including crude oil, natural gas, natural gas liquids or liquefied natural gas, and any wastes, associated with the exploration and production of oil and gas (“Regulated Substances”); or

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(b)            the presence of Regulated Substances in the soil, groundwater or surface water in, on, at or under an Asset in any manner or quantity which is required currently to be remediated by Environmental Law or by any applicable action or guidance levels or other standards published by any Governmental Entity with jurisdiction over the Assets, or by an express surface or mineral lease obligation.

Notwithstanding the foregoing, the Parties agree and acknowledge that (i) Buyer will be provided an opportunity to examine the Assets for potential naturally occurring radioactive materials (“NORM”), and any potential obligations with respect to NORM, and (ii) that the presence of NORM on any of the Assets may not be raised by Buyer as the subject of an Environmental Defect.

“Environmental Defect Notice Date”

 shall be as defined in Section 7.1.

“Environmental Law”

 shall mean any and all federal, state, tribal or local Laws entered, issued or made by any Governmental Entity pertaining to pollution, protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws entered, issued or made by any Governmental Entity having jurisdiction over the Assets or the operation thereof, and all amendments to such Laws.

“Environmental Obligations”

 shall mean all Liabilities, obligations, expenses (including, without limitation, all reasonable attorneys’ fees), fines, penalties and Claims (including natural resource Claims) of any nature associated with the ownership and operation of the Assets and attributable to or resulting from:

(m)

pollution or contamination in violation of any Environmental Law of soil, surface water, groundwater or air on, in, by, from or under the Assets or lands in the vicinity thereof, and any other contamination of or adverse effect upon the environment in violation of any Environmental Law;

(n)

clean-up responses, remedial, control or compliance costs, including the required cleanup or remediation of spills, pits, lakes, ponds or lagoons, including any subsurface or surface pollution caused by such spills, pits, lakes, ponds or lagoons;

(o)	noncompliance with applicable land use, permitting, surface disturbance(s), licensing or notification requirements, including express provisions of a surface or mineral lease;
(p)	violation of any federal, state, tribal or local Environmental Law; and
(q)

except to the extent such obligations relate to the Retained Obligations, any and all indemnity obligations of Seller with respect to the above, along with any and all Claims against

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Seller for indemnity with respect to the above, under, pursuant to or arising from any acquisition, purchase and sale or other agreement.

“Excluded Assets”

 shall mean, except to the extent associated with or related to the Assumed Obligations, the following:

(a)            Seller reserves and accepts from the Conveyance of the Leases, the lessor’s royalty and those certain overriding royalty burdens on production encumbering the Leases that are of record on the Effective Date; provided however, in no event shall the net revenue interest to be conveyed to the Buyer under the Leases ever be less than seventy-two percent of eight-eights (72% of 8/8ths) proportionately reduced to the mineral interest coved by the Leases or Seller’s undivided interest in the Leases.

(a)

all corporate, financial and tax records of Seller and those records subject to attorney/client privilege; provided, however, Buyer shall be entitled to receive copies of any tax records which directly relate to any Assumed Obligations, or which are necessary for Buyer’s ownership, administration or operation of the Assets;

(r)

(i) all trade credits, accounts receivable, notes receivable and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time; (ii) all deposits, cash, checks in process of collection, cash equivalents and funds attributable to the Assets with respect to any period of time prior to the Effective Time; and (iii) all proceeds, income or revenues accruing with respect to the Assets prior to the Effective Time;

(s)

except as provided in Article 15, all Claims of Seller arising from acts, omissions or events, or damage to or destruction of the Asset(s), occurring prior to the Effective Time; provided, however, Seller shall transfer to Buyer its proportionate share of all Claims of Seller against prior owners of the Assets or third Persons associated with or relating to Environmental Obligations that are not Retained Obligations;

(t)

except as otherwise provided in Article 15, all rights, titles, Claims and interests of Seller relating to the Assets prior to the Effective Time (i) under any policy or agreement of insurance or indemnity; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards;

(u)

all Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Time, together with all proceeds from or of such Hydrocarbons, except the Inventory Hydrocarbons and the unsold inventory of gas plant products, if any, attributable to the Assets as of the Effective Time;

(v)

Claims of Seller for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Time, or (ii) income or franchise taxes;

(w)

all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements (including take-or-pay Claims) affecting the Assets with respect to any period prior to the Effective Time;

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(x)	all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;
(y)

all proceeds, income or revenues accruing (and any security or other deposits made) with respect to the Assets, and all accounts receivable attributable to the Assets that are attributable to the period prior to the Effective Time; and

(z)	all of Seller’s intellectual property, including, but not limited to, proprietary computer software, patents, trade secrets, copyrights, names, marks and logos.
“Expiration Date”

 shall be as defined in Section 20.17(a).

“Final Settlement,” “Final Settlement Date” and “Final Settlement Statement”

 shall be as defined in Section 3.2(c).

“Governmental Entity”

 shall mean any federal, state,  municipal,  domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

“Hydrocarbons”

 shall mean crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids and other liquid or gaseous hydrocarbons and shall also refer to all other minerals of every kind and character which may be covered by or included in the Assets.

“Indemnified Party”

 shall be as defined in Section 17.6(a).

“Indemnifying Party”

 shall be as defined in Section 17.6(a).

“Indemnity Cap”

 shall be as defined in Section 17.7(b).

“Indemnity Claim”

 shall be as defined in Section 17.6.

“Indemnity Deductible”

 shall be as defined in Section 17.7(a).

“Inventory Hydrocarbons”

 shall mean all merchantable oil and condensate produced from or attributable to the Leases  prior to the Effective Time which has not been sold by Seller and which is above the inlet flange, delivery line, or fill line in any storage facility or tank.

“Knowledge”

 means the actual knowledge of a Person after due inquiry of such Persons responsible for the matters in question, and if the Person is a corporation or limited liability company, the actual knowledge of the corporation’s or limited liability company’s officers.

“Laws” or “Law”

 shall mean all statutes, laws, ordinances, regulations, orders, rules, codes, permits, franchises, licenses, certificates, writs, injunctions or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession or any Governmental Entity.

“Liability”

 means any liability (whether asserted or unasserted, whether liquidated or unliquidated, whether known or unknown, and whether due or to become due).

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“Like-Kind Exchange Transaction”

 shall be as defined in Section 20.11.

“Net Revenue Interest”

 shall be as defined in Section 8.1(e)(i)(A).

1.53“NORM”

 shall be as defined in the definition of the “Environmental Defect.”

1.54            “Non-Compete Area” shall be as defined in Section 20.21(a).

1.55“Party” or “Parties”

 shall be as defined in the Preamble.

1.56 “Permitted Encumbrances”

 shall be as defined in Section 8.1(e)(iv).

1.57“Person”

 shall mean any individual, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

1.58“Plugging and Abandonment Obligations”

 shall mean the responsibility and Liability, including, but not limited to, Claims for damages and/or other relief, for the following plugging and abandonment obligations related to the Assets, regardless of whether they are attributable to the ownership or operation of the Assets before or after the Effective Time:

(aa)	the necessary and proper plugging, replugging and abandonment of all Wells, whether plugged and abandoned before or after the Effective Time;
(bb)

the necessary and proper removal, abandonment, closure or disposal of all structures, pipelines, equipment, production facilities, disposal facilities, tank batteries, gathering lines, gas plants, gas processing plants or any related facilities, abandoned property and junk located on or comprising part of the Assets;

(cc)

to the extent required by the applicable authorized Governmental Entity and the owners of the property affected, the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Assets;

(dd)

the necessary and proper restoration of the Assets and/or the property covered by the Assets or upon which the Assets are located, including surface, surface water, groundwater, waterbottom and subsurface, to such condition as may be required by applicable Laws or contract;

(ee)	any necessary clean-up or disposal of Assets contaminated by NORM as may be required by applicable Laws or contract;
(ff)

all plugging and abandonment obligations arising from contractual requirements and demands made by the applicable authorized Governmental Entity or Persons owning an interest in the Assets and/or the property covered by the Assets or upon which the Assets are located; and

(gg)

any and all indemnity obligations of Seller with respect to any of the above, along with any and all Claims against Seller for indemnity with respect to any of the above, under, pursuant to or arising from any acquisition, purchase and sale or other agreement.

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1.59“Post-Closing Accounting and Reporting Agreement”

 shall be as defined in Section 19.1.

1.60“Preferential Purchase Rights”

 shall mean preferential rights, preemptive rights or contracts, rights of first refusal or other commitments or understandings of a similar nature to which Seller is a party or to which the Assets are subject.

1.61“Preliminary Settlement Statement”

 shall be as defined in Section 3.2(b).

1.62“Purchase Price”

 shall be as defined in Section 3.1.

1.63“Regulated Substances”

 shall be as defined in the definition of “Environmental Defect.”

1.64“Request Date”

 shall be defined in Section 3.2(c).

1.65“Retained Obligations”

 shall mean:

(hh)	any Environmental Obligations of Seller related to the Excluded Assets;
(ii)	any Liabilities or Claims relating or attributable to the Excluded Assets;
(jj)

all Claims for personal injury or wrongful death and property damage occurring, attributable to, or relating to any time prior to the Effective Time and that are asserted on or before the sixth anniversary of the Closing Date; and

(kk)

except as otherwise provided in this Agreement all other Liabilities, Claims, duties and obligations that arise out of the Seller’s  ownership, operation or use of the Assets for the time period prior to the Effective Time and that are asserted on or before the sixth  anniversary of the Closing Date, including, but not limited to, the payment of all royalties, severance taxes, operating expenses and capital expenditures relating to the Assets, all Liabilities, duties and obligations, express or implied, imposed upon Seller under the provisions of the Leases (including, without limitation, the payment of royalties) and any and all assignments, subleases, farmout agreements, participation agreements, joint venture agreements, assignments of overriding royalty, joint operating agreements, easements, rights-of-way and all other contracts, agreements and instruments affecting the Leases, or the premises covered thereby, whether recorded or unrecorded, whether listed or not on Exhibit “D,” and under all applicable Laws.

1.66“Rules”

 shall be as defined in Section 8.4(d).

1.67“Seller”

 shall be as defined in the Preamble.

1.68“Seller Indemnitees”

 shall be as defined in Section 17.2.

1.69“Seller’s Credits”

 shall be as defined in Section 3.2(a)(i).

1.70            “Seller’s Parties” shall be as defined in Section 20.21(a)

1.71“Survival Period”

 shall be as defined in Section 20.17(a).

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1.72“Third Party Claim”

 shall be as defined in Section 17.6(b).

1.73“Third Party Interests”

 shall be as defined in Section 10.1(c).

1.74“Title Defect”

 shall be as defined in Section8.1(e)(ii).

1.75“Title Defect Notice Date”

 shall be as defined in Section 8.2.

1.76“Title Defect Property”

 shall be as defined in Section 8.1(e)(iii).

1.77“Well” or “Wells”

 shall refer to all rights, titles, claims and interests owned by Seller in and to all wells located on the Leases or lands pooled or unitized therewith, including, but not limited to, those wells identified on Exhibit “B” attached hereto, whether or not such wells are producing, active or inactive, plugged and abandoned, temporarily abandoned, shut-in, injection wells, disposal wells, water supply wells or otherwise.

(ll)	- AGREEMENT TO PURCHASE AND SELL

Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to the Buyer an undivided one hundred percent (100%) of all of Seller’s right, title and interest in and to the Assets and the Buyer agrees to purchase and pay for the Assets and to assume the Assumed Obligations.

(mm)	- PURCHASE PRICE AND PAYMENT
1.2	Purchase Price.

Subject to adjustment as provided in Section 3.2 set forth below, the purchase price for the Assets (the “Purchase Price”) shall be Forty-Three Million Two Hundred Fifty Thousand and No/100 Dollars ($43,250,000.00), which shall be allocated among the Assets as provided in Section 3.3.

1.3	Purchase Price Adjustments.
(a)	The Purchase Price shall be adjusted as follows:
(i)	The Purchase Price shall be adjusted upward by the following, without duplication (“Seller’ Credits”):
(A)

the value of (i) all Inventory Hydrocarbons existing as of the Effective Time, such value to be based upon the existing contract price for crude oil or natural gas, as applicable, in effect as of the Effective Time, less severance taxes, transportation fees and other fees that would be deducted by the purchaser of such oil or gas, such Inventory Hydrocarbons to be measured at the Effective Time by the operators of the Assets; and (ii) all of Seller’s unsold inventory of gas plant products, if any, attributable to the Assets as of Effective Time valued in the same manner as if such products had been sold under the contract then in existence between Seller and the purchaser of such products; provided, however,

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that, in each of cases (i) and (ii) above, if there is no such contract existing as of the Effective Time, such Inventory Hydrocarbons and/or gas plant products shall be valued in the same manner as if Inventory Hydrocarbons and/or gas plant products had been sold at the posted price in the field for said Inventory Hydrocarbons and/or gas plant products;

(B)

the amount of all production expenses, operating expenses and all other expenditures attributable to the ownership or operation of the Assets after the Effective Time and paid by Seller prior to the Closing Date; provided, however, any wells in which the Seller owns 100% of the working interest, the operating expenses will be calculated on a COPAS basis which is mutually agreed between the Parties;

(C)

the amount of all ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes) which accrue to the Assets after the Effective Time and are paid by Seller;

(D)	an amount equal to the sum of any upward adjustments provided elsewhere in this Agreement;
(E)	the amount of any Hydrocarbon underbalances as provided in Article 18; and
(F)	any other amount agreed upon by Seller and Buyer in writing prior to Closing.
(ii)	The Purchase Price shall be adjusted downward by the following, without duplication (“Buyer’s Credits”):
(A)

the total collected sales value of all Hydrocarbons sold by Seller on or after the Effective Time, which are attributable to the Assets, and any other monies collected by Seller with respect to the ownership of the Assets on or after the Effective Time, but excepting interest income attributable thereto.

(B)

the amount of all unpaid ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes), which taxes and assessments accrue to the Assets prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax period in question; otherwise, the amount of the adjustment under this paragraph shall be computed based upon such taxes assessed against the applicable portion of the Assets for the immediately preceding tax period just ended;

(C)	an amount equal to the sum of any downward adjustments provided elsewhere in this Agreement;
(D)	an amount equal to the Allocated Value of any Preferential Purchase Rights or consents as provided in Article 10;

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(E)	an amount equal to the value of all Title Defects as provided in Section 8.3.
(F)	an amount equal to the value of all Environmental Defects as provided in Section 7.3;
(G)	the amount of any Hydrocarbon overbalances as provided in Article 18; and
(H)	any other amount agreed upon by Seller and Buyer in writing prior to Closing.
(b)

Seller shall prepare and deliver to Buyer, at least five (5) Business Days prior to Closing, Seller’s estimate of the adjusted Purchase Price to be paid at Closing, together with a preliminary statement setting forth Seller’s estimate of the amount of each adjustment to the Purchase Price to be made pursuant to Section 3.2(a) and the calculations used by Seller to reach such estimates (the “Preliminary Settlement Statement”).  The Preliminary Settlement Statement shall be in substantially the same form as Exhibit “Q” attached hereto.  All such adjustments shall be determined in accordance with generally accepted accounting principles (GAAP) and Council of Petroleum Accountants Society (COPAS) standards.  The Parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing.  In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the adjusted Purchase Price for purposes of Closing shall be calculated based on Seller’s and Buyer’s agreed upon estimated adjustments and Seller’s reasonable good faith estimate of any disputed amounts (and any such disputes shall be resolved by the Parties in connection with the resolution of the Final Settlement Statement pursuant to Section 3.2(c) below).

(c)

Within sixty (60) days after Closing (the “Final Settlement Date”), Seller shall provide to Buyer, for Buyer’s concurrence, an accounting (the “Final Settlement Statement”) of the actual amounts of Seller’s Credits and Buyer’s Credits for the adjustments set out in Section 3.2(a).  Buyer shall have the right for thirty (30) days after receipt of the Final Settlement Statement to audit and take exceptions to such adjustments.  The Parties shall attempt in good faith to expeditiously resolve any disagreements on a best efforts basis.  Those credits agreed upon by Buyer and Seller shall be netted, and the final settlement shall be paid as directed hereinbelow, on final adjustment by the Party owing it (the “Final Settlement”).  If Buyer and Seller are unable to agree with respect to the Final Settlement Statement within the thirty (30) day period after Buyer’s receipt of the Final Settlement Statement, then, at the written request of either Seller or Buyer, each of Seller and Buyer shall nominate and commit one of its senior officers to meet at a mutually agreed time and place not later than ten (10) days after the date of receipt by Buyer or Seller, as applicable, of such request (the “Request Date”) to attempt to resolve the dispute (the “Accounting Dispute”).  If such senior officers have been unable to resolve an Accounting Dispute within a period of thirty (30) days after the Request Date, either Party shall have the right, by written notice (the “Accounting Dispute Notice”) to the other Party, to resolve the Accounting Dispute by the submission thereof to a nationally recognized independent public accounting firm commonly considered as one of the “Big 4” and reasonably acceptable to Seller and Buyer, which firm shall serve as sole arbitrator of such Accounting Dispute (the “Accounting Referee”).  Within five (5) days of the selection of the Accounting

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Referee, Buyer and Seller shall each submit to the Accounting Referee in writing its position with respect to the Accounting Dispute, specifying in reasonable detail the basis for the Accounting Dispute.  The scope of the Accounting Referee’s engagement shall be limited to the resolution of the items described in the Accounting Dispute Notice given in accordance with the foregoing.  The Accounting Referee shall be instructed by the Parties to impartially resolve the Accounting Dispute as soon as reasonably practicable in light of the circumstances but in no event in excess of thirty (30) days following the submission of the Parties’ positions regarding the Accounting Dispute to the Accounting Referee.  The decision and award of the Accounting Referee shall be binding upon the Parties and final and nonappealable to the maximum extent permitted by Law, and decision and award thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.  Payment of any amount determined to be payable by the Accounting Referee hereunder or by the Parties pursuant to the agreed upon Final Settlement Statement shall be made in cash (via bank wire transfer) within five (5) Business Days after such determination.  The fees and expenses of the Accounting Referee shall be borne and paid one-half by Seller and one-half by Buyer.

1.4	Allocation of Purchase Price.

Concurrent with the execution of this Agreement, Buyer shall allocate the unadjusted Purchase Price among each of the Assets, in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder.  Such allocation of value shall be attached to this Agreement as Exhibit “F” (the “Allocated Value”).  The Allocated Value for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Exhibit “F,” increased or reduced as described in this Article 3.  Any adjustments to the Purchase Price other than the adjustments provided for in Sections 3.2(a)(ii)(D),  3.2(a)(ii)(E) and 3.2(a)(ii)(F) shall be applied on a pro rata basis to the amounts set forth on Exhibit “F” for all Assets.  After all such adjustments are made, any adjustments to the Purchase Price pursuant to Sections 3.2(a)(ii)(D),  3.2(a)(ii)(E) and 3.2(a)(ii)(F) shall be applied to the amounts set forth in Exhibit “F” for the particular affected Assets.  After Buyer has provided the Allocated Values for the Assets, Seller will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby but otherwise makes no representation or warranty as to the accuracy of such Allocated Values.  Seller and Buyer agree (i) that the Allocated Values, as adjusted pursuant to the foregoing, shall be used by Seller and Buyer as the basis for reporting asset values and other items for purposes of all federal, state and local tax returns, including, without limitation, Internal Revenue Service Form 8594, and (ii) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental Entities, in audit or other proceedings with respect to Taxes, in notices to Preferential Purchase Right holders or in other documents or notices relating to the transactions contemplated by this Agreement.  Buyer and Seller further agree that, on or before the Final Settlement Date (or the Closing Date, in the event of a Like-Kind Exchange Transaction), they will attempt to agree, if necessary, to the further allocation of the Allocated Values included in Exhibit “F.”   If the Parties are unable to agree the dispute will be settled as provided in Section 3.2(c) above.

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1.5	- SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as of the date hereof and the Closing Date that:

(a)	Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas;
(b)

Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby.  The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action on the part of Seller;

(c)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller’s governing documents or any agreement or instrument to which it is a party or by which it or the Assets are bound, except any provision contained in any contract listed on Exhibit “D” or any other agreements customary in the oil and gas industry, or Seller’s bank financing agreements relating to (1) the Preferential Purchase Rights; (2) required consents to transfer and related provisions; (3) maintenance of uniform interest provisions; and (4) any other third Person approvals or consents contemplated herein or any judgment, decree, order, statute, rule or regulation applicable to Seller or the Assets;

(d)

This Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, constitute legal, valid and binding obligations of Seller in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors;

(e)	There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against Seller;
(f)

Neither Seller nor any Affiliate of Seller has incurred any obligation or Liability, contingent or otherwise, for brokers’ or finders’ fees in connection with this Agreement and the transaction provided herein for which Buyer shall have any Liability or responsibility;

(g)

Other than as set forth in Exhibit “H,” there are no written demands, actions, suits or administrative, legal or arbitration proceedings relating to the Assets (including condemnation, expropriation or forfeiture proceedings) pending or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates or any Asset;

(h)

The transfer of the Assets to Buyer will not violate at the Closing Date any covenants or restrictions imposed on Seller by any bank or other financial institution in connection with a mortgage or other instrument and will not result in the creation or imposition of a lien on any portion of the Assets, except as to those mortgages or instruments to be released at Closing as provided in Section 13.2(f) herein;

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(i)

Except as set forth on Exhibit “K” , there are no waivers, consents to assign, Preferential Purchase Rights, approvals or similar rights owned by third Persons and required in connection with the conveyance of the Assets from Seller to Buyer;

(j)

All tax returns required to be filed with respect to the Assets have been duly and timely filed, each such tax return is true, correct and complete in all material respects, and all taxes owed with respect to the Assets (whether or not shown on a tax return) have been timely paid in full.  There are no liens for taxes on any of the Assets other than with respect to taxes not yet due and payable, and Seller has paid all ad valorem, property, production, severance, excise and other taxes or assessments related to the Assets that have become due and payable other than any such taxes being contested in good faith by Seller;

(k)

Except as set forth on Exhibit “D,” no Hydrocarbons produced or to be produced from the Assets are subject to any Hydrocarbon sales, purchase or exchange contracts not cancellable on 60 or fewer days’ notice nor does any third Person have any call upon, option to purchase, take-or-pay obligations, dedication rights or similar rights with respect to the Hydrocarbons produced or to be produced from Assets”;

(l)	Except as set forth on Exhibit “J,” there are no Hydrocarbon imbalances with respect to the Assets;
(m)	Except as provided in Exhibit “O,” there are no mortgages, liens or other encumbrances of record affecting the Assets other than Permitted Encumbrances;
(n)

If any of the interests comprising the Assets were acquired by Seller under farmout, exploration, development, participation or other agreements and Seller has not as of the Closing Date received assignments to such interests (which are described in Exhibit “M”), then, with respect to such Assets, Seller represents to Buyer that except for consents which are subject to Section 4(i) and interests which cannot be assigned due to provisions in applicable agreements prohibiting assignments of interests which do not meet specified minimum interest requirements, all conditions to earning assignments of record title or operating rights, as the case may be, to such Assets have been fully satisfied by Seller;

(o)

Seller is not in material breach of any material contract described on Exhibit “D” and Exhibit “D” sets forth a list of all material contracts, agreements, and commitments to which any of the Assets are subject to: (a) any agreement or contract for the sale, exchange or other disposition of hydrocarbons produced from the Leases or Wells that requires more than sixty (60) days’ prior written notice to cancel; (b) any agreement to sell, lease, farmout or otherwise dispose of any of the Seller’s interests in any of the Leases other than conventional rights of reassignment; (c) any operating agreement to which Seller’s interests in any of the Leases and/or Wells are  subject; (d) any contract that requires Seller to expend more than $20,000.00, net to the Seller’s interest, in any year in connection with the Assets; (e) any option to purchase the hydrocarbons produced from the Assets;

(p)

The Assets currently are in material compliance with all applicable Environmental Laws, (i) all necessary governmental permits, licenses, approvals, consents, certificates and other authorizations required by applicable Environmental Laws with regard to the ownership or

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operations of the Assets have been obtained and maintained in effect by such Seller and no notices of unresolved written violations exist in respect of such permits, licenses, approvals, consents, certificates or authorizations except for such permits, licenses, approvals, consents, certificates or other authorizations, and (ii) Seller has not received any written notice that (A) the Assets are not in compliance with any applicable Environmental Laws, and (B) the Assets are subject to any pending or, to Seller’s Knowledge, threatened Claims which would require Seller, under applicable Environmental Laws, to conduct any investigation or remediation.

(q)	- BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller as of the date hereof and the Closing Date that:

(r)

Buyer is duly organized, validly existing and in good standing under the Laws of the state in which it was formed and is, or will be as of the Closing Date, duly qualified to carry on its business in those states where it is required to do so, including Texas;

(s)

Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby.  The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action on the part of Buyer;

(t)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer’s governing documents or any agreement or instrument to which it is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to Buyer;

(u)

This Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, constitute legal, valid and binding obligations of Buyer in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

(v)	There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by or, to the Knowledge of Buyer, threatened against Buyer;
(w)

Neither Buyer nor any Affiliate has incurred any obligation or Liability, contingent or otherwise, for brokers’ or finders’ fees in connection with this Agreement and the transaction provided herein for which Seller shall have any Liability or responsibility;

(x)

Buyer is an experienced and knowledgeable investor and operator in the oil and gas business.  Prior to entering into this Agreement, Buyer was advised by and has relied solely on Seller’s express representations set forth herein and its own expertise and legal, tax, reservoir engineering, accounting and other professional counsel concerning this Agreement, the Assets and the value thereof;

(y)	Buyer has, or by Closing will have, the financial resources to close the transaction contemplated by this Agreement, whether by third Person financing or otherwise;

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(z)

Buyer is acquiring the Assets for its own account for use in its trade or business and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended, and applicable state securities Laws;

(aa)

Buyer is experienced and knowledgeable in the oil and gas business and aware of the risks of that business.  Buyer represents and warrants that (i) as of the execution date of this Agreement, it has made all such independent investigation, verification, analysis and evaluation of the Assets as it deems necessary or appropriate to enter into this Agreement, (ii) it has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to execute and deliver this Agreement, and (iii) prior to Closing, it will make further independent investigations, inspections and evaluations of the Assets as it deems necessary or appropriate to consummate the transactions contemplated hereby; and (iv) that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own independent investigation, verification, analysis and evaluation.

(bb)	- ACCESS TO INFORMATION AND INSPECTIONS
1.6	Title Files.

After the execution of this Agreement and until the Closing Date, Seller shall continue to permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller’s offices or at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, payout statements, title curative, other title materials and agreements pertaining to the Assets as requested by Buyer, insofar as the same may now be in existence and in the possession or control of Seller.  No warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

1.7	Other Files.

After the execution of this Agreement and until the Closing Date, Seller shall continue permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller’s offices or at their actual location, all production, well, regulatory, engineering and geological information, accounting information, environmental information, inspections and reports and other agreements, information, files, books, records and data pertaining to the Assets as reasonably requested by Buyer, insofar as the same may now be in existence and in the possession or control of Seller, including Seller’s proprietary interpretations of same, however, specifically excluding any such information that is subject to third party confidentiality agreements or to the attorney/client and work product privileges (provided Seller shall use its reasonable efforts to obtain waivers of any confidentiality restrictions).  No warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

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1.8	Copies.

Buyer will be allowed to make copies of the files described in Article 6 at Buyer’s sole cost and expense; provided that, in the reasonable judgment of Seller, such copying does not unduly interfere with the conduct of Seller’s operation or business.

1.9	Confidentiality Agreement.

All information made available to Buyer pursuant to Article 6 shall be maintained confidential by Buyer until Closing.  The Confidentiality Agreement executed by Seller and Energy Group of South Texas, LLC, dated November 6, 2012 (the “Confidentiality Agreement”), shall remain in force and effect until Closing, at which time it shall terminate and the provisions thereof shall be superseded and replaced by the terms hereof and the Transaction Documents, except as to any Closing Deferred Properties, as to any Assets which were not otherwise transferred at Closing, as provided in Section 8.3  or as such information may be related to other properties not acquired by Buyer.

1.10	Inspections.

Promptly after the execution of this Agreement and until Closing, Seller, subject to any necessary third Person operator approval (which Seller shall use its reasonable efforts to obtain), shall continue to permit Buyer and its representatives at reasonable times and at their sole risk, cost and expense to conduct reasonable inspections of the Assets for all purposes, including any Environmental Defects.

1.11	No Warranty or Representation on Seller’s Information.

EXCEPT AS SET FORTH IN THIS AGREEMENT, (A) SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED AND EXPRESSLY DISCLAIMS, WITH RESPECT TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF THE INFORMATION, RECORDS AND DATA NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THE ASSETS OR THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION, ALLOWABLES OR OTHER REGULATORY MATTERS, POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE ASSETS OR ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY OTHER MATERIAL FURNISHED TO BUYER BY SELLER AND (B) ANY AND ALL SUCH DATA, INFORMATION AND MATERIAL FURNISHED BY SELLER IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF SAME IS AT BUYER’S SOLE RISK.

Inspection Indemnity.

If Buyer exercises rights of access under this Article 6 or otherwise, or conducts examinations or inspections under this Section or otherwise, then (a) such access, examination and inspection shall be at Buyer’s sole risk, cost and expense, and Buyer waives and releases all Claims against Seller (and its Affiliates and the respective directors,

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officers, employees, attorneys, contractors, agents and successors and assigns) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith, and (b) Buyer shall indemnify, defend and hold harmless the Seller Indemnitees from any and all Claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys’ fees), or liens or encumbrances for labor or materials arising out of or in any way connected with such matters.  THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.  FOR THE AVOIDANCE OF DOUBT, THE WAIVER AND RELEASE SET FORTH IN THIS SECTION SHALL NOT BE DEEMED A WAIVER AND RELEASE OF BUYER’S RIGHTS AGAINST SELLER PURSUANT TO THIS AGREEMENT.

1.12	Amendments to Exhibits and Schedules.

Seller and Buyer acknowledge that Buyer’s inspection of Seller’s records and files, or further review by Seller, prior to Closing may indicate that some or all of the Exhibits and/or Schedules attached to this Agreement were not complete or entirely correct at the time of execution of this Agreement, and accordingly, Seller and Buyer agree Seller has the right to revise and amend the Exhibits and Schedules to such representations and warranties, as needed, but no later than two (2) Business Days prior to Closing, in the event Closing occurs.  It is understood, however, that such revisions or amendments shall not otherwise be taken into account for purposes of the Closing condition set forth in Article 12 or the indemnification provisions set forth in Article 17 unless otherwise mutually agreed by the Parties in writing.

1.13	- ENVIRONMENTAL MATTERS AND ADJUSTMENTS
1.14	Environmental Defects Notice.

Upon execution of and pursuant to the terms of this Agreement, Buyer (and Buyer’s environmental consultants) shall continue to have the right, at reasonable times during normal business hours, to conduct its investigation into the status of the physical and environmental condition of the Assets and their compliance with applicable Environmental Laws.  If, in the course of conducting such investigation, Buyer discovers that any Asset is subject to a material Environmental Defect, Buyer may raise such Environmental Defect in the manner set forth hereafter.  For purposes hereof, the term “material” shall mean that Buyer’s good faith estimate, supported by documentation, of the cost of remediating any single Environmental Defect exceeds Thirty Thousand and No/100 Dollars ($30,000.00) net to the interest of the Seller, the Parties agreeing that such amount will be a per Environmental Defect threshold rather than a deductible.  No later than 5:00 p.m. local time in Houston, Texas five (5) Business Days prior to the Closing Date (the “Environmental Defect Notice Date”), Buyer shall notify Seller in writing specifying such Environmental Defects, if any, the Assets are affected thereby, and Buyer’s good faith estimate of the costs of remediating such defects, together with supporting

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documentation.  Seller may, but shall be under no obligation to, correct at its own cost and expense such defects on or before the Closing Date, in which case there shall be no reduction to the Purchase Price therefor if such condition is properly remedied.  Prior to Closing, Buyer and Seller shall treat all information regarding any environmental conditions as confidential, whether material or not, and shall not make any contact with any Governmental Entity or third Person (other than Buyer’s representatives, consultants and lenders) regarding same without the written consent of the other Party unless required by Law.

Waiver of Environmental Defects.

If the Buyer fails to notify Seller prior to or on the Environmental Defect Notice Date of any Environmental Defects, all such defects, whether known or unknown, will be deemed waived (which waived defects shall be deemed Permitted Encumbrances), the Parties shall proceed with Closing, Seller shall be under no obligation to correct the defects, and Buyer shall assume its proportionate share of the risks, Liabilities and obligations associated with such Environmental Defects.

1.15	Remedies for Environmental Defects.

In the event any Environmental Defect relating to any of the Assets for which notice has been timely given as provided hereinabove, remains uncured as of Closing, Seller, at its sole option, shall (i) agree prior to Closing to cure or remediate, at Seller’s expense, such Environmental Defect as soon as reasonably possible after Closing and without any reduction to the Purchase Price in a manner acceptable to both Parties, or (ii) reduce the Purchase Price by the amount of the Defect Value as determined pursuant to Section 8.4, subject to the Thirty  Thousand and No/100 Dollars ($30,000.00) threshold described in Section 7.1 and the Defect Baskets described in Section 7.4.  Neither (i) (remediation) nor (ii) (reduction of Purchase Price) shall exceed the Allocated Value of such affected Assets.  If Seller elects the option set forth in clause (ii) above, Buyer shall be deemed to have assumed its proportionate share of such Environmental Defect and all Liabilities with respect thereto.  If Seller elects the option set forth in clause (i) above, Seller shall use commercially reasonable efforts to implement such remediation in a manner which is consistent with the requirements of Environmental Laws in a timely fashion for the type of remediation that Seller elects to undertake and shall have access to the affected Assets after the Closing Date to implement and complete such remediation.  Seller will be deemed to have adequately completed the remediation required in the immediately preceding sentence (a) upon receipt of approval from the applicable Governmental Entities that the remediation has been implemented to the extent necessary to comply with existing regulatory requirements or (b) upon receipt of a certificate from a third Person licensed professional engineer that the remediation has been implemented to the extent necessary to comply with applicable Environmental Laws.

Defect Baskets.

The Parties agree that adjustments to the Purchase Price under Article 7 and Article 8 shall only occur to the extent that the Defect Value for all Environmental Defects exceeds Three Hundred Thousand and No/100 Dollars ($300,000.00) after taking the applicable materiality threshold into account and the Defect Value for all Title Defects exceeds Three Hundred

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Thousand and No/100 Dollars ($300,000.00) after taking the applicable materiality threshold into account. (the “Defect Baskets”), after taking the applicable materiality deductibles into account.  For the purpose of clarity, each Defect Basket shall be a threshold and not a deductible and there may be adjustments for Environment Defects and not Title Defects and vice versa.

1.16	Purchase Price Adjustment for Environmental Defect.

In the event any adjustment to the Purchase Price is made due to an Environmental Defect raised by Buyer, the Parties shall proceed with Closing, Seller shall be under no obligation to correct the Environmental Defect, and the Environmental Defect shall become an Assumed Obligation of Buyer.

1.17	- TITLE DEFECTS AND ADJUSTMENTS
1.18	Seller’s Title.
(a)

Except for the special warranty of title referenced in Section 8.1(b) and without limiting Buyer’s right to adjust the Purchase Price by operation of this Article 8, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges and agrees that for any defect of title, including any Title Defect, with respect to any of the Assets, (i) before Closing, Buyer’s sole remedy shall be Buyer’s right to adjust the Purchase Price to the extent provided in this Article 8, and (ii) after Closing Buyer’s sole remedy shall be pursuant to the special warranty of title referenced in Section 8.1(b).

(b)

Seller shall, at Closing, deliver to Buyer a conveyance to reflect the transfer of “Defensible Title” to the Assets, which shall be substantially in the form of Exhibit “G” (the “Conveyance”).  The Conveyance, subject to the Permitted Encumbrances, shall be made without warranty of title, either express, implied, statutory or otherwise, except that, subject to the Permitted Encumbrances, Seller shall only warrant title to the Assets against all claims, liens, burdens and encumbrances arising by, through or under Seller, but not otherwise.  The Conveyance shall be made with full substitution and subrogation to Buyer in and to all covenants and warranties by others heretofore given or made to Seller with respect to the Assets to the extent such may be conveyed by Seller.

(c)

Buyer shall not be entitled to protection under Seller’s special warranty of title in the Conveyance against (i) any Title Defect reported under this Article 8, or  (ii) any Title Defect disclosed to or known by Buyer prior to the Title Defect Notice Date.

(d)

Notwithstanding anything herein provided to the contrary, if a Title Defect under this Article 8 results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Article 4, then Buyer shall only be entitled to assert such matter (i) before Closing, as a Title Defect to the extent permitted by this Article 8, or (ii) after Closing, as a breach of Seller’s special warranty of title contained in the Conveyance to the extent permitted by this Section 8.1, and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty.

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(e)	For the purposes hereof, the terms set forth below shall have the meaning assigned thereto.
(i)	“Defensible Title” subject to and except for the Permitted Encumbrances shall mean:
(A)

Such title held by Seller that entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed from any Well (and the Leases included in the production or pooled unit for any such Well) identified in Exhibit “B” throughout the duration of the productive life of such Well (after satisfaction of all royalties, overriding royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons) (a “Net Revenue Interest”) of not less than the Net Revenue Interest shown in Exhibit “B” for such Well, except decreases in connection with those operations in which (1) after Effective Date, Seller is a non-consenting co-owner; (2) there are decreases resulting from the establishment or amendment after the Effective Date of pools or units; (3) there are decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; and (4) is expressly stated in such Exhibit “B,” as applicable.

(B)

Such title held by Seller that obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Well (and the Leases included in the production or pooled unit for any such Well) identified in Exhibit “B” not greater than the “working interest” shown in Exhibit “B” for such Well without increase throughout the productive life of such Well, except as stated in Exhibit “B” and except increases resulting from contribution requirements with respect to non-consenting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller’s Net Revenue Interest;

(C)	Such title held by Seller in a Lease (which is not included in the unit or pool of a Well) that entitles Seller to the total Net Leased Mineral Acres identified for such Lease on Exhibit “A.”
(D)

Such title held by Seller in a Lease (which is not included in the unit or pool of a Well) that it entitles Seller to receive the decimal share of oil and gas and other Hydrocarbons produced from the Lease which is not less than 72% of 8/8ths proportionately reduced to the mineral interest covered by the Leases or to Seller’s undivided interest in the Lease.

(E)	Such title to any Well or Lease held by Seller is free and clear of liens, encumbrances, security interests or pledges; and
(F)	As to other property included in the Assets, Seller’s ownership thereof is free and clear of any liens, claims or encumbrances of any kind or character.

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(ii)

“Title Defect” shall mean any matter which causes Seller to have less than Defensible Title to any of the Assets, except for Permitted Encumbrances.  Notwithstanding the foregoing, imbalances with respect to oil or natural gas shall not be deemed to be Title Defects and shall be governed by Article 18 hereof.

(iii)	“Title Defect Property” shall mean any Asset or portion thereof burdened by a Title Defect.
(iv)	“Permitted Encumbrances” shall mean any of the following matters:
(A)	defects in the early chain of title consisting of failure to recite marital status or the omission of succession or heirship proceedings;
(B)

defects or irregularities arising out of uncancelled mortgages, judgments or liens, the inscriptions or the enforceable effect of which, on their face, have expired as a matter of Law prior to the Effective Time, or prior unreleased oil and gas leases which, on their face, expired more than ten (10) years prior to the Effective Time and have not been maintained in force and effect by production or operations pursuant to the terms of such leases and any deeds of trust affecting the lessor’s mineral interest subject to a lease, whether or not subordinated to such lease;

(C)	tax liens and operator’s liens for amounts not yet due and payable or those that are being contested in good faith by Seller in the ordinary course of business;
(D)

to the extent any of the following do not materially diminish the value of, or impair the conduct of operations on, any of the Assets and do not decrease the net revenue interest of Seller below that set forth on Exhibit “B” or increase the working interest of Seller above that set forth on Exhibit “B”:  (1) easements, rights-of-way, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, logging, canals, ditches, lakes, reservoirs or the like, (2) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits or licenses, and (3) the terms and conditions of all leases, agreements, orders, instruments and documents pertaining to the Assets;

(E)

all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production if the net cumulative effect of such burdens or deductions does not reduce the Net Revenue Interest of Seller in any Assets affected thereby to the extent that Seller will not be able to deliver to Buyer at the Effective Time, a Net Revenue Interest of at least 72% of 8/8ths proportionately reduced to the mineral interest covered by the Leases  or to Seller’s undivided interest in the Lease of all Hydrocarbons produced, saved and

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marketed from or attributable to such Well, or impair the right to receive revenues attributable thereto;

(F)

Preferential Purchase Rights and required third Person consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the rights has expired without an exercise of the rights prior to the Closing Date;

(G)	defects or irregularities of title arising out of events or transactions which have been barred by statutes of limitations or by adverse possession;
(H)	the application of maintenance of uniform interest provisions contained with joint operating or similar agreements;
(I)

any encumbrance or other matter having an adverse effect on the value of the Assets of Thirty Thousand and No/100 Dollars ($30,000.00) or less, the Parties agreeing that such amount will be a per Title Defect threshold rather than a deductible;

(J)	rights reserved to or vested in any Governmental Entity to control or regulate any of the Assets in any manner, and all applicable Laws;
(K)	any encumbrance or other matter (whether or not constituting a Title Defect) expressly waived in writing by Buyer or listed on Exhibit “O;”
(L)	the assignments earned, acquired or otherwise due to Seller by a third Person but not yet received and/or filed of record, as listed on Exhibit “M;” and
(M)

the assignments earned, acquired or otherwise owed by Seller to a third Person but not yet delivered and/or filed of record, as listed on Exhibit “N,” to the extent same do not reduce the Net Revenue Interest of Seller in any Asset below 72% of 8/8ths proportionately reduced to the mineral interest covered by the Leases or to Seller’s undivided interest in the Lease .

1.19	Notice of Title Defects.

No later than 5:00 p.m. local time in Houston, Texas five (5) Business Days prior to the Closing Date (the “Title Defect Notice Date”), Buyer may provide Seller written notice of any Title Defect relating to the Assets along with a description of those matters which, in Buyer’s reasonable opinion, constitute Title Defects and setting forth in detail Buyer’s calculation of the value for each Title Defect.  Seller may elect, at its sole cost and expense, but without obligation, to cure all or any portion of such Title Defects prior to Closing, in a manner reasonably acceptable to both Parties, in which case no reduction in the Purchase Price shall be made.  Subject to Buyer’s remedies for a breach of Seller’s obligations under Section 11.1, or a breach of the special warranty of title set forth in the Conveyance, any defect or deficiency concerning Seller’s title to the Assets (including, but not limited to, Title Defects) not asserted by Buyer on or prior to the Title Defect Notice Date shall be deemed waived by Buyer (which waived defects

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shall be deemed Permitted Encumbrances), the Parties shall proceed with Closing, Seller shall be under no obligation to correct such defects, and Buyer shall assume the risks, Liabilities and obligations associated with such defects.

1.20	Title Defect Adjustment.
(a)

In the event any Title Defect for the Assets, for which notice has been timely given as provided hereinabove, remains uncured as of Closing, Seller shall have the opportunity, but not the obligation, to cure until the Final Settlement Date (“Cure Period”) any such Title Defect, or, alternatively, Seller may elect to reduce the Purchase Price by an amount equal to the Defect Value as determined pursuant to Section 8.4, subject to the application of the Thirty  Thousand and No/100 Dollars ($30,000.00) threshold for each such Title Defect and the Defect Basket described in Section 7.4.  Should Seller elect to reduce the Purchase Price in this Section 8.3(a), those Assets affected by the Title Defect shall be transferred to Buyer at Closing. In no event shall the Defect Value for any Title Defect ever exceed the Allocated Value of such Asset.

(b)

If Seller elects to attempt to cure a Title Defect for the Assets after Closing, Closing with respect to the portion of the Assets affected by such Title Defect will be deferred (the “Closing Deferred Property”).  Closing with respect to all other Assets will proceed as provided in this Agreement, but the Purchase Price delivered to Seller at such initial Closing shall be reduced by the aggregate Allocated Value of the Assets for all Closing Deferred Properties.  If Seller cures any Title Defect within the Cure Period, then the Closing with respect to the Closing Deferred Property for which such Title Defect has been cured will proceed and will be finalized within seven (7) days following the end of the Cure Period.  If Seller fails to cure any Title Defect prior to the expiration of the Cure Period, Buyer shall have the right to elect by written notice to Seller, which notice shall be delivered within seven (7) days after receipt by Buyer of notice from Seller of such failure to cure any such Title Defect, to waive all of the Title Defects applicable to any Closing Deferred Property (which waived Title Defects shall be deemed Permitted Encumbrances) and proceed to Closing on such Closing Deferred Property.  If Buyer does not elect to waive an existing Title Defect, Seller shall retain the Closing Deferred Property, and the Parties shall have no further obligation with respect thereto and such property shall not be subject to the terms of this Agreement.

(c)

In the event any adjustment to the Purchase Price is made due to a Title Defect raised by Buyer, the Parties shall proceed with Closing, Seller shall be under no obligation to correct such Title Defect, and such Title Defect shall become an Assumed Obligation of Buyer.

1.21	Environmental Defect and Title Defect Values.

Upon timely delivery of notice of an Environmental Defect and/or a Title Defect under Section 7.1 or Section 8.2, respectively, Buyer and Seller shall in good faith use their reasonable efforts to agree on the validity and value of the claim for the purpose of making any adjustment to the Purchase Price (the “Defect Value”).  Notwithstanding anything to the contrary set forth herein, the Defect Value for any Title Defect and any related adjustment to the Purchase Price shall in no event exceed the Allocated Value of the affected Asset.  In determining the Defect Value of an Environmental Defect or a Title Defect, it is the intent of the Parties to include, to the extent possible, only that portion of the Assets, whether an undivided interest, separate

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interest or otherwise, adversely affected by such defect.  The following guidelines shall be followed by the Parties in establishing the Defect Value of any Environmental Defect or Title Defect for the purpose of adjusting the Purchase Price if the validity of the claim is agreed to by the Parties and proper notice has been timely given, subject to (i) application of the appropriate individual thresholds as set forth in this Agreement for Environmental Defects and Title Defects, and (ii) application of the Defect Baskets requirement as set forth in Section 7.4 for Environmental Defects and Title Defects:

(a)

If the Title Defect is based on a difference in Net Revenue Interest, net mineral acres or expense interest from that shown on Exhibit “A” or Exhibit “B” for the affected Assets, then the Purchase Price shall be reduced based on the difference between interest identified on the applicable exhibit and the applicable defect.

(b)

If the Environmental Defect or Title Defect is liquidated in amount (for example, but not limited to, a lien, encumbrance, charge or penalty), then the adjustment to the Purchase Price shall be the sum necessary to be paid to the obligee to remove the defect from the Asset.

(c)

If the Environmental Defect or Title Defect represents an obligation or burden upon the affected Assets for which the economic detriment is not liquidated but can be estimated with reasonable certainty as agreed to by the Parties, the adjustment to the Purchase Price shall be the sum necessary to compensate Buyer at Closing for the estimated adverse economic effect which the Environmental Defect or Title Defect will have on the affected Assets, taking into account all relevant factors, including, but not limited to, the following:

(1)the Allocated Value of the Assets affected by an Environmental Defect or a Title Defect;

(2)the economic assumptions Buyer utilized in the determination of the Allocated Value of the Asset, including prices, forecasts, production, reserves, discount factors or other relevant information; and

(3)cost to remediate or otherwise resolve an Environmental Defect.

(d)

If the Defect Value cannot be determined using the above guidelines, and if the Parties cannot otherwise agree on the amount of an adjustment to the Purchase Price, or if the validity of the claim as to an Environmental Defect or Title Defect cannot be agreed upon, then the Closing shall include the Asset(s) affected thereby.  If the validity of the claim is in dispute or if the Defect Value of the claim is in dispute, the Purchase Price at Closing shall be adjusted by Buyer’s good faith estimate of the Defect Value subject to Section 7.4.  In either case Buyer or Seller shall have the right exercisable within thirty (30) days after the Closing Date to refer the disputed matter to arbitration, and such disputed matter shall be exclusively and finally resolved pursuant to this Section 8.4.  There shall be a single arbitrator, (i) for Title matters shall be a title attorney, in good standing, with at least ten (10) years’ experience in oil and gas title involving properties in the regional area in which the Assets are located or (ii) for Environmental matters shall be an environmental attorney, in good standing, with at least ten (10) years’ experience in environmental matters involving oil and gas properties in the regional area in which the Assets are located, which shall be selected by mutual agreement of Buyer and Seller within fifteen (15)

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Business Days after Buyer’s referral of the disputed matter to arbitration under this Section 8.4, and absent such agreement, by the International Institute for Conflict Prevention & Resolution (“CPR”) (the “Defect Arbitrator”).  The Defect Arbitrator shall not have been employed by or performed services to either Seller or Buyer for a period five (5) years prior to the Closing Date.  The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Rules for Non-Administered Arbitration (the “Rules”) of CPR (but need not be administered by the CPR), to the extent such rules do not conflict with the terms of this Section.  The Defect Arbitrator’s determination shall be made within fifteen (15) Business Days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal.  In making his determination, the Defect Arbitrator shall be bound by the rules set forth in this Section 8.4 and may consider such other matters as in the opinion of the Defect Arbitrator are necessary or helpful to make a proper determination.  Additionally, the Defect Arbitrator may consult with and engage disinterested third parties to advise the arbitrator, including, without limitation, petroleum or environmental engineers.  The Defect Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental or Title Defect and Environmental or Title Defect Value submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case.  Each Party shall bear one-half of the costs and expenses of the Defect Arbitrator, including any costs incurred by the Defect Arbitrator that are attributable to such third party consultation.  Within ten (10) days after the Defect Arbitrator delivers written notice to Buyer and Seller of his award with respect to the specific disputed Environmental or Title Defect and Environmental or Title Defect Value, Buyer shall pay to Seller the amount, if any, so awarded by the Defect Arbitrator to Seller.

(e)	- OPTION TO TERMINATE
1.22	Option to Terminate for Defects.

If the aggregate of the Defect Values attributable to all Environmental Defects and Title Defects determined pursuant to Articles 7 and 8 and the provisions of Section 9.3 below shall exceed ten percent (10%) of the Purchase Price after the application of the Defect Baskets set forth in Section 7.4, then either Buyer or Seller may terminate this Agreement without any further obligation by giving written notice of termination to the other Party at any time prior to Closing.

1.23	Option to Terminate for Defects and Other Matters.

If, prior to Closing the sum of (a) the aggregate Defect Values attributable to all Environmental Defects and Title Defects determined pursuant to Articles 7 and 8 and the provisions of Section 9.3 below, after application of the Defect Baskets set forth in Section 7.4, (b) the Allocated Values of all Assets excluded from the transactions contemplated hereby because of the exercise of Preferential Purchase Rights, (c) the Allocated Values of all Third Party Interest, and (d) the Allocated Values of all Assets affected by Casualty Losses excluded from the transactions contemplated hereby exceed Five Million and No/100 Dollars ($5,000,000.00), then either Buyer or Seller may terminate this Agreement without any further obligation by giving written notice of termination to the other Party at any time prior to Closing.

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1.24	Dispute as to Defect Values.

In the event of a dispute between Seller and Buyer as to the Defect Value for an Environmental Defect or Title Defect, the Parties shall negotiate in good faith as to estimates of such Defect Value for purposes of this Article 9 only.  Should the Parties be unable to agree on a Defect Value, Seller’s good faith estimate of the Defect Value shall be utilized for purposes of this Article 9 only.

1.25	- PREFERENTIAL PURCHASE RIGHTS AND CONSENTS OF THIRD PARTIES
1.26	Actions and Consents.
(a)

Seller and Buyer shall each use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary to consummate and make effective the transactions provided in this Agreement and to assure that it will not be under any material corporate, legal or contractual restriction that could prohibit or delay the timely consummation of such transaction.

(b)

Seller shall notify all holders of (i) Preferential Purchase Rights relating to the Assets, (ii) rights of consent to the assignment of the Assets, or (iii) rights of approval to the assignment of the Assets of such terms and conditions of this Agreement to which the holders of such rights are entitled.  Seller shall promptly notify Buyer if any Preferential Purchase Rights are exercised, any consents or approvals denied, or if the requisite period has elapsed without said rights having been exercised or consents or approvals having been received.  Notwithstanding anything set forth in Articles 7 and 8 herein, if prior to Closing, any such Preferential Purchase Rights are timely and properly exercised, the interest or part thereof so affected shall be eliminated from the Assets and the Purchase Price reduced by the portion of the Purchase Price allocated to such interest or part thereof as provided in Exhibit “F.”  The Parties agree that the Allocated Values for Assets subject to Preferential Purchase Rights shall be the sole responsibility of Buyer, and Buyer agrees to indemnify and hold Seller harmless from all Liability and Claims related to reasonableness of such values.

(c)

With respect to any portion of the Assets for which a Preferential Purchase Right has not been asserted or waived prior to Closing or a consent or other approval to assign has not been granted and for which the time for election to exercise such Preferential Purchase Right or to grant such consent or approval has not expired and, in the case of consents or approvals, the reassignment of the affected Lease in the absence of such consent or approval having been obtained would (x) be void or voidable at the option of the holder of the consent or approval right, (y) subject buyer to a liquidated damages penalty or (z) give rise to an express right to terminate the affected Lease, (and Buyer is unwilling to assume the Liability associated with the failure to obtain such consent or approval), Closing with respect to the specific portion of the Assets subject to such outstanding obligations will be deferred (the “Third Party Interests”).  Subject to Section 9.2, Closing with respect to all other Assets will proceed as provided in this Agreement, but the Purchase Price delivered to Seller at Closing will be reduced by the Allocated Value of the Third Party Interests.  In the event that within one hundred twenty (120) days after Closing any such Preferential Purchase Right is waived or consent or approval is

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obtained or the time for election to purchase or to deliver a consent or approval passes (such that under the applicable documents, Seller may sell the affected Third Party Interest to Buyer), then subject to the terms and conditions hereof (including Article 12), the Closing with respect to the applicable portion of the Third Party Interests will proceed promptly.  If such waivers, consents or approvals as are necessary are not received by Seller within the applicable one hundred twenty (120) day period, Seller shall retain such Third Party Interests, and the Parties shall have no further Liability or obligation to each other with respect thereto.

(d)

If any additional Preferential Purchase Rights are discovered after Closing, or if a Preferential Purchase Rights holder alleges improper notice, then Buyer agrees to cooperate with Seller in giving effect to any such valid Preferential Purchase Rights.  In the event any such valid Preferential Purchase Rights are validly exercised after Closing, Buyer’s sole remedy against Seller shall be return by Seller to Buyer of that portion of the Purchase Price allocated under Exhibit “F” to the portion of the Assets on which such rights are exercised and lost by Buyer to such third Person.

(e)	- COVENANTS
1.27	Covenants of Seller Pending Closing.
(a)

From and after the date of execution of this Agreement and until the Closing, and subject to Section 11.2 and the constraints of applicable operating and other agreements, Seller shall manage and administer the Assets as a reasonable and prudent operator and in a good and workmanlike manner consistent with industry standard practices and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement.  Prior to Closing, Seller shall use all commercially reasonable efforts to preserve in full force and effect all Leases, operating agreements, easements, rights-of-way, surface leases, permits, licenses and agreements which relate to the Assets and shall perform all obligations of Seller in or under all such agreements relating to the Assets; provided, however, Buyer’s sole remedy for Seller’s breach of its obligations under this Section 11.1(a) shall be limited to the amount of that portion of the Purchase Price allocated in Exhibit “F” to that portion of the Assets affected by such breach.  Seller shall, except for emergency action taken in the face of serious risk to life, property or the environment, (1) submit in writing to Buyer, for prior written approval, all requests for operating or capital expenditures and all proposed contracts and agreements relating to the Assets which involve individual commitments of more than Thirty Thousand and No/100 Dollars ($30,000.00) net to Seller’s interest; (2) consult with, inform and advise Buyer regarding all material matters concerning the operation, management and administration of the Assets; (3) obtain Buyer’s written approval prior to voting under any operating, unit, joint venture, partnership or similar agreement relating to the Assets; and (4) obtain Buyer’s written approval prior to approving or electing to proceed as to any proposed well located on the Assets or to plug and abandon any Well.  On any matter requiring Buyer’s written approval under this Section 11.1(a), Buyer shall respond within two (2) Business Days to Seller’s written request for approval (unless Seller notifies Buyer in writing that a shorter time to respond is required in which case Buyer shall respond in the required time), and failure of Buyer to respond to Seller’s request for approval within such time shall release Seller from the obligation to obtain Buyer’s approval before proceeding on such matter.  With respect to emergency actions taken by Seller in the face of serious risk to life, property or the environment, without prior

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approval of Buyer pursuant to the provisions above, Seller will advise Buyer of its actions as promptly as reasonably possible and consult with Buyer as to any further related actions.

(b)

Seller shall promptly notify Buyer of any threatened or actual Claim before any Governmental Entity of which Seller obtains Knowledge of and any Claim which relates to the Assets or which would reasonably be expected to result in impairment or loss of any material portion of the Assets or which would reasonably be expected to hinder or impede the operation of the Assets in any material respect.

(c)

In addition, without the prior written approval of Buyer, Seller agrees to (i) not sell, lease, farmout, transfer or otherwise dispose of, directly or indirectly, any Assets, except for sales of Hydrocarbons in accordance with those contracts or agreements set forth on Exhibit “D,” (ii) maintain all insurance with respect to the Assets currently in effect, (iii) remain in material compliance with all Laws with respect to its ownership and operation of the Assets as a reasonably prudent operator, (iv) not amend any material contract or enter into any contract affecting the Assets that would be considered a material contract if in effect as of the date of this Agreement, or (v) not waive or release any material Claim or right with respect to the Assets or settle any Claim with respect to the Assets, except to the extent constituting a Retained Obligation or an Excluded Asset, or the litigation referred to in Exhibit “H.”

(d)

Seller shall cooperate with Buyer and shall execute such documents or instruments as may be reasonably necessary to apply for the timely transfer to Buyer or re-issuance in the name of Buyer of all permits, licenses, registrations or other approvals required for Buyer’s post-Closing ownership or operation of the Assets, including, without limitation, those required under or pursuant to Environmental Laws.

(e)

As requested by Buyer from time to time, Seller agrees to notify each holder of interests in such Assets (which are the subject of such notice) before Closing that Buyer will purchase the Assets and to direct each such interest holder to make all such assignments of interest in the Assets to Seller.  With respect to any such assignments received by Seller after Closing, Seller agrees to promptly assign such interests to Buyer pursuant to the provisions of this Agreement as if such assignments had been made at Closing.  All such property interests, whether assigned to Buyer by Seller or such third Person, shall be Assets for all purposes of this Agreement.

1.28	Limitations on Seller’s Covenants Pending Closing.

To the extent Seller is not the operator of any of the Assets, the obligations of Seller in Section 11.1 concerning operations or activities which normally or pursuant to existing contracts are carried out or performed by the operator shall be construed to require only that Seller use all reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance as would a reasonable prudent operator and within the constraints of the applicable operating agreements and other applicable agreements.

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1.29	Notification of Breaches.

Until the Closing,

(a)

Buyer shall notify Seller promptly after Buyer obtains Knowledge that any representation or warranty of Seller or Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller or Buyer prior to or on the Closing Date has not been so performed or observed in any material respect.

(b)

Seller shall notify Buyer promptly after Seller obtains Knowledge that any representation or warranty of Buyer or Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer or Seller prior to or on the Closing Date has not been so performed or observed in any material respect; and

(c)

If any of Buyer’s or Seller’s representations or warranties are untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Buyer’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured in its entirety by the Closing (or, if the Closing does not occur, by the date set forth in Section 16.1), then such breach shall be considered not to have occurred for all purposes of this Agreement.

(d)	- CLOSING CONDITIONS
1.30	Seller’s Closing Conditions.

The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction, at or prior to the Closing, of the following conditions:

(a)

All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects as of the date hereof and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed, satisfied and complied in all material respects with all agreements and covenants required by this Agreement to be performed, satisfied and complied with by Buyer at or prior to the Closing;

(b)

The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Buyer, and Buyer shall have executed and delivered, at Closing, to Seller an officer’s certificate of Buyer confirming the same;

(c)

As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any Governmental Entity seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement; and

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(d)

Buyer shall have delivered (or be ready, willing and able to deliver) all Transaction Documents, instruments and any other documents which are required by other terms of this Agreement to be executed or delivered by Buyer to Seller prior to or in connection with the Closing.

1.31	Buyer’s Closing Conditions.

The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction, at or prior to the Closing, of the following conditions:

(a)

All representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects at and as of the Closing as if such representations and warranties were made as of the date hereof and as of the Closing, and Seller shall have performed, satisfied and complied in all material respects with all agreements and covenants required by this Agreement to be performed, satisfied and complied with by Seller at or prior to the Closing;

(b)

The execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Seller, and Seller shall have executed and delivered, at Closing, to Buyer an officer’s certificate of Seller confirming the same;

(c)

All necessary consents of and filings with any Governmental Entity relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

(d)

As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any Governmental Entity seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement; and

(e)

Seller shall have delivered (or be ready, willing and able to deliver) all transaction documents, instruments and any other documents which are required by other terms of this Agreement to be executed or delivered by Seller to Buyer prior to or in connection with the Closing.

(f)	- CLOSING
1.32	Closing.

Consummation of the purchase and sale transaction contemplated by this Agreement, (the “Closing”) shall, unless otherwise agreed in writing by Seller and Buyer, be held at the offices of Seller located at 1301 McKinney, Suite 2800, Houston, Texas 77010, at 10:00 a.m., local time, on or before April 4, 2013, or at such other date or place as the Parties may agree in writing (herein called “Closing Date”).  Time is of the essence, and the Closing Date shall not be extended unless by written agreement of the Parties.

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1.33	Seller’s Closing Obligations.

At Closing, Seller shall deliver to Buyer the following:

(a)	the Conveyance and such other documents as may be reasonably necessary to convey the Assets to Buyer in accordance with the provisions hereof executed by Seller;
(b)	a non-foreign affidavit executed by Seller in the form attached as Exhibit “L;”
(c)	copies of all applicable waivers of Preferential Purchase Rights, or evidence of consents or approvals relating to the Assets obtained by Seller;
(d)	letters-in-lieu of transfer orders relating to the Assets prepared by Buyer in form reasonably acceptable to Seller;
(e)	all regulatory transfer documents for the Texas Railroad Commission and any other required documentation for any Governmental Entity;
(f)

releases of all mortgages, liens and similar encumbrances burdening the Assets and securing funded indebtedness of Seller and its Affiliates, including those shown on Exhibit “O,” in form and substance reasonably satisfactory to Buyer; and

(g)

an officer’s certificate of Seller, certifying (i) that true and complete copies of the resolutions duly and validly adopted by the governing body of Seller evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are attached thereto and are in full force and effect and (ii) to the incumbency of the officers of Seller executing this Agreement and the instruments contemplated hereby.

1.34	Buyer’s Closing Obligations.

At Closing, Buyer shall deliver to Seller the following:

(a)	by wire transfer in immediately available funds to a bank account or accounts designated by Seller no later than two (2) Business Days prior to Closing the Purchase Price as adjusted by Section 3.2;
(b)	Conveyance executed by Buyer, and
(c)

an officer’s certificate of Buyer, certifying (i) that true and complete copies of the resolutions duly and validly adopted by the governing body of Buyer evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are attached thereto and are in full force and effect and (ii) to the incumbency of the officers of Buyer executing this Agreement and the instruments contemplated hereby.

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1.35	Joint Closing Obligations.

The Parties at Closing shall execute and deliver to the other Party:

(a)	Preliminary Settlement Statement evidencing the amount actually wire transferred and all adjustments to the Purchase Price taken into account at Closing;
(b)	all other Transaction Documents; and
(c)	Post-Closing Accounting and Reporting Agreement.

All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each shall be a condition precedent to the other.

(d)	- LIMITATIONS ON WARRANTIES AND REMEDIES/DTPA WAIVER
1.36	Limitations on Warranties and Remedies.

THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND IN THE CONVEYANCE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE LEASES, OR THE ENVIRONMENTAL CONDITION OF THE ASSETS.  EXCEPT AS PROVIDED OTHERWISE HEREIN, THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD HEREUNDER “AS IS, WHERE IS AND WITH ALL FAULTS,” AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF SELLER.  IT IS UNDERSTOOD AND AGREED THAT PRIOR TO CLOSING BUYER SHALL HAVE INSPECTED THE ASSETS FOR ALL PURPOSES AND SHALL HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT BUYER ACCEPT SAME IN ITS “AS IS, WHERE IS AND WITH ALL FAULTS” CONDITION, SUBJECT TO BUYER’S  RIGHTS HEREUNDER.  EXCEPT FOR THE LIMITED SPECIAL WARRANTY OF TITLE SET FORTH IN THE CONVEYANCE, BUYER HEREBY WAIVE ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, OF TITLE, AND OF ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION OR CONFORMITY TO SAMPLES.

BUYER ACKNOWLEDGES THAT THIS EXPRESS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF BUYER AND EXPLAINED IN DETAIL AND THAT BUYER

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HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER FOR THE ABOVE DESCRIBED ASSETS.

THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE BUYER CONTAINED IN THIS AGREEMENT AND IN THE CONVEYANCE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER.  ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

The above is subject to the other terms and conditions of this Agreement.

1.37	Waiver of Trade Practices Act.
(a)

It is the intention of the Parties that Buyer’s rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices--Consumer Protection Act, Tex.  Bus. & Com. Code Ann. § 17.41 et seq. (the “DTPA”).  As such, Buyer hereby waives  the applicability of the DTPA to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself or indirectly in connection with other statutes; provided, however, Buyer does  not waive § 17.555 of the DTPA.  Buyer acknowledges, represents and warrants that it is purchasing the goods and/or services covered by this Agreement for commercial or business use; that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller.

(b)

Buyer expressly recognizes that the price for which Seller has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA and this waiver of the DTPA.  Buyer further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the DTPA.

(c)	- CASUALTY LOSS AND CONDEMNATION

If, prior to the Closing, all or any portion of the Assets are destroyed by fire or other casualty or if any portion of the Assets shall be taken by condemnation or under the right of eminent domain (all of which are herein called “Casualty Loss” and limited to property damage or taking only), Buyer and Seller must agree prior to Closing either (i) to delete that portion of the Assets which is subject to the Casualty Loss from the Assets, and the Purchase Price shall be reduced by the value allocated to the deleted Asset as set out in Exhibit “F,” or (ii) for Buyer to proceed with the purchase of such Assets, notwithstanding any such destruction or taking (without reduction of the Purchase Price) in which case Seller shall pay, at the Closing, to Buyer all sums paid to Seller by third Persons by reason of the destruction or taking of such Assets and shall assign, transfer and set over unto Buyer all insurance proceeds received by Seller as well as all of the right, title and interest of Seller in and to any Claims, unpaid proceeds or other payments from third Persons arising out of such destruction or taking.

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(d)	- TERMINATION
1.38	Termination.

This Agreement may be terminated at any time prior to Closing: (i) by the mutual prior written consent of Seller and Buyer; (ii) by Buyer or Seller pursuant to Section 9.1 and 9.2 and Article 15; or (iii) by Seller or Buyer, if Closing has not occurred on or before April 12, 2013  (the “Outside Date”) provided that no Party in breach of any obligation hereof may terminate the Agreement.

1.39	Effect of Termination.

If this Agreement is terminated pursuant to Section 16.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4(f),  5(f),  6.6,  6.7,  14.1,  14.2,  20.2,  20.12,  20.13 and 20.22 of this Agreement all of which shall continue in full force and effect), and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement.  Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 16.1(iii) shall not relieve any party from liability for any willful failure to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing or if Closing has not occurred, by the Outside Date owing to the willful breach of a Party.  In the event this Agreement terminates under Section 16.1(iii) because a Party has willfully failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed at or prior to Closing, then the other Party shall be entitled to all remedies available at law or in equity in lieu of termination or otherwise and shall be entitled to recover court costs and reasonable attorneys’ fees in addition to any other relief to which such party may be entitled.

1.40	Other Remedies.

Notwithstanding the foregoing, termination of this Agreement shall not prejudice or impair Buyer’s obligations under Section 6.4 (and the Confidentiality Agreement referenced therein).  The prevailing Party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing Party.

1.41	Limitations on Damages.

Notwithstanding any other provision contained elsewhere in this Agreement to the contrary, the Parties acknowledge that this Agreement does not authorize one Party to sue for or collect from the other Party its own punitive, consequential or indirect damages in connection with this Agreement and the transactions contemplated hereby, and each Party expressly waives for itself and on behalf of its Affiliates any and all Claims it may have against the other Party for such damages in connection with this Agreement and the transactions contemplated hereby.

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1.42	- ASSUMPTION AND INDEMNITY
1.43	Assumed Obligations.

Upon and after Closing, Buyer shall own the Assets, together with all the rights, duties, obligations and Liabilities accruing to the Assets after Closing, including the Assumed Obligations and Buyer’s indemnity obligations hereunder.  Buyer agrees to assume and pay, perform, fulfill and discharge such duties, obligations and Liabilities, all Assumed Obligations and Buyer’s indemnity obligations.  Seller agrees to retain and pay, perform, fulfill and discharge all Retained Obligations, and all of Seller’s indemnity obligations contained herein.

1.44	Buyer’s Indemnity.

BUYER AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER AND SELLER’S AFFILIATES AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, MANAGERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS AND REPRESENTATIVES (“SELLER INDEMNITEES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS CAUSED BY, RELATED TO, ATTRIBUTABLE TO OR ARISING OUT OF THE (I) ASSUMED OBLIGATIONS, (II) BUYER’S BREACH OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, OR (III) BUYER’S  BREACH OF ITS COVENANTS CONTAINED IN THIS AGREEMENT.  THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE SOLE OR PARTIAL OR COMPARATIVE OR CONCURRENT OR OTHER FAULT, NEGLIGENCE OR STRICT, PRE-EXISTING OR OTHER LIABILITY ON THE PART OF SELLER.  ADDITIONALLY, THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE NATURE OF THE OBLIGATIONS OF SELLER, BE THEY IN TORT, CONTRACT, QUASI-CONTRACT, STATUTORY OR OTHERWISE.

1.45	Seller’s Indemnity.

SELLER AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER AND BUYER’S AFFILIATES AND EACH OF THEIR PARTNERS, RESPECTIVE SHAREHOLDERS, MANAGERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS AND REPRESENTATIVES (“BUYERS INDEMNITEES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS CAUSED BY, RELATED TO, ATTRIBUTABLE TO OR ARISING OUT OF (I) THE RETAINED OBLIGATIONS, (II) SELLER’S BREACH OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, OR (III) SELLER’S BREACH OF ITS COVENANTS CONTAINED IN THIS AGREEMENT.  THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE SOLE OR PARTIAL OR COMPARATIVE OR CONCURRENT OR OTHER FAULT, NEGLIGENCE OR STRICT, PRE-EXISTING OR OTHER LIABILITY ON THE PART OF BUYER.  ADDITIONALLY, THE DEFENSE

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AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE NATURE OF THE OBLIGATIONS OF BUYER, BE THEY IN TORT, CONTRACT, QUASI-CONTRACT, STATUTORY OR OTHERWISE.

1.46	Stipulation Regarding Express Negligence and Fault.

THE PARTIES BOTH AGREE AND STIPULATE THAT THEY HAVE ACTUAL KNOWLEDGE OF ALL INDEMNITY PROVISIONS HEREIN, THAT THEY ARE FAMILIAR WITH THE EXPRESS NEGLIGENCE TEST, THAT THIS DEFENSE AND INDEMNIFICATION AGREEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE TEST, THAT THE PARTIES CLEARLY INTEND TO TRANSFER THE RISK OF LOSS FOR THE INDEMNITEE’S NEGLIGENCE, FAULT AND OTHER LIABILITIES AND OBLIGATIONS AS SET FORTH ABOVE TO THE OTHER PARTY, AND THAT THESE INDEMNIFICATION PROVISIONS ARE CONSPICUOUS.

1.47	Broker or Finder’s Fee.

Each Party hereby agrees to indemnify and hold the other Party harmless from and against any Claim for a brokerage or finder’s fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such Claim arises from or is attributable to the actions of such indemnifying Party or its Affiliates, including, without limitation, any and all losses, damages, attorneys’ fees, costs and expenses of any kind or character arising out of or incurred in connection with any such Claim or defending against the same.

Indemnification Procedures.

All Claims for indemnification (an “Indemnity Claim”) under this Agreement shall be asserted and resolved as follows:

(a)

For purposes of this Section 17.6, the term “Indemnifying Party” shall mean the Party having an obligation to indemnify the other Party and its related parties pursuant to this Article 17, and the term “Indemnified Party” shall mean the Party having the right to be indemnified by the other Party pursuant to this Article 17.

(b)

To make an Indemnity Claim under Section 6.7, this Article 17 or Section 20.16, an Indemnified Party shall notify the Indemnifying Party in writing of its Indemnity Claim, including the basis under this Agreement for its Indemnity Claim (the “Claim Notice”).  In the event that the Indemnity Claim is based upon a claim by a unaffiliated third Person against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has Knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 17.6(b) shall not relieve the Indemnifying Party of its indemnification obligations under Section 6.7, this Article 17 or Section 20.17 except to the extent (and then only to such extent) such failure results in insufficient time being available to permit the Indemnifying Party to

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effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim.

(c)

In the case of an Indemnity Claim based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its Liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party.  The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party so long as such pleading is not prejudicial to the Indemnifying Party.

(d)

If the Indemnifying Party admits its Liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim.  The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate (to the extent reasonable) in contesting any Third Party Claim which the Indemnifying Party elects to contest.  The Indemnified Party may (at its sole costs and expense) participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 17.6.  An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e)

If, within the 30-day period after its receipt of the Claim Notice, the Indemnifying Party does not admit its Liability or admits its Liability with respect to but fails to diligently prosecute or settle, the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its Liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof.  If the Indemnifying Party has not yet admitted its Liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement, and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its Liability for the Third Party Claim and (ii) if Liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

Liability Limitation.

Notwithstanding the foregoing provisions of this Article 17:

(f)

Seller shall have no Liability for indemnification for any Claims under Section 17.3 unless and until the cumulative total of such Claims exceeds in the aggregate an amount equal to three percent (3%) of the Purchase Price (the “Indemnity Deductible”), at

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which time all amounts of Liabilities (other than De Minimis Claims (as defined below)) in excess of the Indemnity Deductible may be claimed and recovered as provided in this Agreement; provided, however, that in the event that the aggregate Claims with respect to a single matter for which indemnity otherwise is provided under Section 17.3 is less than Fifty Thousand and No/100 Dollars ($50,000.00) (a “De Minimis Claim”) such Claims shall not be included in calculating the aggregate amount of Claims for determining whether the Indemnity Deductible has been satisfied and shall not be recoverable for any reason.  For the purpose of clarity, Seller agrees that the Indemnity Deductible and the De Minimis Claim amount shall not be applicable to its indemnification obligations in respect of Section 17.3(I) or Section 17.5.

(g)

The aggregate Liability of Seller pursuant to this Article 17 shall be limited to an amount equal to ten percent (10%) of the Purchase Price (the “Indemnity Cap”).  For the purposes of clarity, Seller agrees that the Indemnity Cap amount shall not be applicable to its indemnification obligations pursuant to Section 17.3(I) or Section 17.5.

(h)

Notwithstanding Section 17.7(a) and Section 17.7(b), the Indemnity Deductible and Indemnity Cap shall not apply to Seller’s representations and warranties set forth in Sections 4(a),  (b),  (c),  (d),  (e),  (f) and (j).

(i)

If an Indemnified Party recovers from any third party (including insurers) all or any part of any amount previously paid to it by an Indemnifying Party pursuant to Sections 6.7,  17.2,  17.3,  17.5 or 20.16, as applicable, such Indemnified Party will promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Party; and

(j)	Seller shall not be liable to indemnify Buyer for any Claim, and such Claim shall not be applied towards the deductibles in Section 17.7(a), to the extent such Claims constitute an Assumed Obligation.
(k)

WITHOUT LIMITING THE RIGHTS THAT ANY PARTY MAY HAVE FOR FRAUD UNDER COMMON LAW, BUYER AND SELLER AGREE THAT, FROM AND AFTER THE CLOSING, THE SOLE AND EXCLUSIVE REMEDY OF ANY PARTY WITH RESPECT TO ALL CLAIMS RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS REGARDING THE ASSETS ARISING OUT OF ANY ACTUAL OR ALLEGED BREACH OF THIS AGREEMENT SHALL BE AS PROVIDED IN SECTION 6.7,  SECTION 20.17 AND THIS Article 17 SUBJECT TO LIMITATIONS IMPOSED THEREON CONTAINED IN THIS Article 17 AND SECTION 17.7.

(l)	- GAS IMBALANCES

Up to the Final Settlement Date, Seller and Buyer in good faith will use their reasonable efforts to update (to the Effective Time) the gas imbalance volume amounts listed on Exhibit “J.”  If, prior to the Final Settlement Date, either Party hereto notifies the other Party hereto that the volumes set forth in Exhibit “J” are incorrect, then Buyer or Seller will pay the other on the Final Settlement Date, as appropriate, an amount equal to $2.25 per net mmbtu variance from the net imbalance shown on Exhibit “J.”  Subject to such adjustment on the Final Settlement Date, as of

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the Closing, Buyer agrees to assume all Liability and obligation for gas production imbalances (whether over or under) attributable to the Assets (which liability and obligation shall be deemed Assumed Obligations).  Except as set forth in this Article 18, in assuming this Liability at Closing, Buyer shall not be obligated to make any additional payment over the Purchase Price to Seller, and Seller shall not be obligated to refund any of said price to reimburse Buyer for any over-balances existing at the time of sale.

(m)	- TRANSITION
1.48	Post-Closing Accounting and Reporting.

Seller and Buyer agree that the post-closing transition procedures with respect to the Assets as set forth in this Section 19.1 shall be governed by the “Post-Closing Accounting and Reporting Agreement” to be executed at Closing which is attached hereto as Exhibit “P.”

1.49	- MISCELLANEOUS
1.50	Receivables and other Excluded Funds.

Buyer shall be under no obligation to collect on behalf of Seller any receivables or other funds included in the Excluded Assets and described in Section 1.37(c) of the definition of Excluded Assets.

1.51	Public Announcements.

The Parties agree that prior to Closing, each Party may publicly disclose the principal terms of this Agreement following its execution, and prior to making any public announcement or statement with respect to the transaction(s) contemplated by this Agreement, the Party desiring to make such public announcement or statement shall notify the other Party and exercise reasonable efforts to obtain approval of the other Party to the text of the public announcement or statement to be made solely by Seller or Buyer, as the case may be (such approval not to be unreasonably withheld, conditioned or delayed).  Nothing contained in this paragraph shall be construed to prevent either Party from disclosing information with respect to the transaction contemplated by this Agreement to any Governmental Entity to the extent (i) required by applicable Law; or (ii) necessary to comply with disclosure requirements of the New York Stock Exchange or other recognized exchange or over the counter, and applicable securities Laws.

1.52	Filing and Recording of Assignments, etc.

Buyer shall be solely responsible for all filings and the prompt recording of the Conveyance and any assignments and other documents related to the transfer of the Assets as contemplated hereunder, and for all fees connected therewith, including the fees charged by any Governmental Entity in connection with the change of operator, and Buyer shall furnish copies of all such filed and/or recorded documents to Seller once they become available.  Seller shall not be responsible for any loss to Buyer because of Buyer’s failure to file or record documents correctly or promptly.  Buyer shall promptly file all appropriate forms, declarations or bonds with Governmental Entities relative to its assumption of operations, and Seller shall cooperate with Buyer in connection with such filings.  Seller shall also comply with all notice provisions

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contained in the Leases or otherwise applicable to the transfer of the Assets which call for notice to be given following the consummation of the transactions contemplated by this Agreement.

1.53	Further Assurances and Records.
(a)

After the Closing, each of the Parties will execute, acknowledge and deliver to the other Party such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.  Without limiting the foregoing, in the event the Exhibits and Schedules incorrectly or insufficiently describe or reference a property or an interest intended to be conveyed hereby as described in the definition of “Assets,” Seller agrees to, within twenty (20) days of Seller’s receipt of Buyer’s written request, together with supporting documentation satisfactory to Seller, correct such Exhibit and/or execute an amended assignment or other appropriate instruments necessary to transfer the property or interest intended to be conveyed hereby to Buyer.

(b)

Buyer agrees to maintain the files and records of Seller that are acquired pursuant to this Agreement for three (3) years after Closing.  Buyer shall provide Seller and its representatives reasonable access to and the right to copy such files and records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement; (ii) complying with any Law affecting the Assets prior to the Closing Date; (iii) preparing any audit of the books and records of any third Persons relating to the Assets prior to the Closing Date, or responding to any audit related to the Assets prepared by such third Persons; (iv) preparing tax returns; (v) responding to or disputing any tax audit related to the Assets; or (vi) asserting, defending or otherwise dealing with any Claim or dispute under this Agreement or as to the Assets.

(c)

The records associated (including, originals (to the extent that Seller has in its possession), copies and electronic data files) with the Assets shall be made available to Buyer within ten (10) Business Days after the Closing Date at Seller’s offices. Any reproduction, transportation, postage or delivery costs from Seller’s offices shall be at Buyer’s sole cost, risk and expense.

(d)

Buyer shall comply with all current and subsequently amended Laws applicable to the Assets and shall promptly obtain and maintain all permits required by Governmental Entities in connection with the Assets.

1.54	Notices.

Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and may be given by personal delivery, facsimile, email, US mail (postage prepaid) or nationally recognized delivery service, and any communication hereunder shall be deemed to have been duly given and received when actually delivered to if during normal business hours (or upon the next Business Day, if not during normal business hours) the address of the Parties to be notified as set forth below and addressed as follows:

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If to Seller, as follows:

ZaZa Energy Corporation

Attention: VP & General Counsel, E&P

1301 McKinney St., Suite 3000

Houston, Texas 77010

E-mail: patrick.dunn@zazaenergy.com

Facsimile: +1.713.595.1919

If to Buyer, as follows:

BEP Moulton, LLC

Attention:  Mr. Larry Ewers

8531 N. New Braunfels

Suite 200

San Antonio, Texas  78217

E-mail:

Facsimile: (210) 824-3589

Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

1.55	Incidental Expenses.

Buyer shall bear and pay (i) all state, tribal or local government sales, transfer, gross proceeds or similar taxes incident to or caused by the transfer of the Assets to Buyer, (ii) all documentary, transfer and other state and local government taxes incident to the transfer of the Assets to Buyer; and (iii) all filing, recording or registration fees and other cash and expenses for any assignment or conveyance delivered hereunder.  Each Party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants’ fees, attorneys’ fees, accountants’ fees and other similar costs and expenses.

1.56	Waiver.

Except as otherwise expressly provided in this Agreement, (i) any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance, and (ii) the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party’s right to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

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1.57	Binding Effect; Assignment.

All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall inure to the benefit of, and be binding upon, and shall be enforceable by, the Parties hereto and their respective successors and assigns.

1.58	Taxes.
(a)

Seller shall be responsible for all state, local and federal property, ad valorem, excise, severance and other similar taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time.  Buyer shall be responsible for its proportionate share of all property, severance and other similar taxes attributable to or arising from the ownership or operation of the Assets on and after the Effective Time.  Any Party which pays such taxes for the other Party shall be entitled to prompt reimbursement upon evidence of such payment from the other Party.  Each Party shall be responsible for its own federal and state income taxes, if any, as may result from this transaction.

(b)

Seller acquired the Assets for use or consumption, and Seller has not been engaged, nor held itself out as being engaged, in selling similar property on a repeated or continuing basis.  The Assets constitute an identifiable segment of Seller’s business within the meaning of Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.316(d), and, accordingly, it is Seller’s belief that the sale of the Assets (other than any motor vehicles) is exempt from Texas sales and use tax as an occasional sale pursuant to Texas Tax Code 151.304(b)(2).

(c)

If this transaction is determined to result in state sales or transfer taxes, Buyer shall be solely responsible for any and all such taxes due on the Assets acquired by Buyer by virtue of this transaction.  If Buyer is assessed such taxes, Buyer shall promptly remit same to the taxing authority.  If Seller is assessed such taxes, Buyer shall reimburse Seller for any such taxes paid by Seller to the taxing authority.

1.59	Audits.

It is expressly understood and agreed that Seller retains its right to receive its proportionate share of the proceeds attributable to the Assets from any audits relating to activities prior to the Effective Time, and Seller shall likewise pay its share of any costs attributable to the Assets and attributable to the period prior to the Effective Time resulting from any such audits.

1.60	Like-Kind Exchanges.

Each Party consents to the other Party’s assignment of its rights and obligations under this Agreement to its Qualified Intermediary (as that term is defined in Section 1.1031(k)-l(g)(4)(v) of the Treasury Regulations) and/or to its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2007-37 issued effective September 15, 2000) in connection with effectuation of a like-kind exchange, in whole or in part, as provided in Section 1031 of the Code and the Treasury Regulations thereto, and if applicable, Rev. Proc. 2000-37, 2000-2 C.B. 308 (Sept. 18, 2000), as amended by Rev. Proc. 2004-51, 2004-33 I.R.B. 294 (Jul. 20, 2004) (a “Like-Kind Exchange Transaction”).

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However, Seller and Buyer acknowledges and agrees that any assignment of this Agreement to a Qualified Intermediary or Qualified Exchange Accommodation Titleholder does not release either Party from any of its respective Liabilities and obligations to the other Party under this Agreement, including, without limitation, indemnities, warranties, representations or covenants set forth in this Agreement.  If requested by the other Party, each Party agrees to cooperate with the other Party (to the extent reasonable) to attempt to structure the transaction as a Like-Kind Exchange Transaction.  If a Like-Kind Exchange Transaction occurs, the Parties recognize that IRS Form 8824, Like-Kind Exchanges, will be required to be filed, and each Party consents to the filing of such Form and will fully cooperate, to the extent necessary, with the other Party in filing such Form.

1.61	Governing Law and Arbitration.
(a)

THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.  The Parties agree that any dispute arising out of or relating to or in connection with this Agreement or the alleged breach thereof (a “Dispute”) shall be resolved in accordance with the procedures specified in this Section 20.12, which shall be the sole and exclusive procedures for the resolution of any such disputes.

(b)

The Parties shall attempt in good faith to resolve any Dispute promptly by negotiation between the executive officers or managers of the Parties who have authority to settle the Dispute.  Either Party may give the other Party written notice of any Dispute not resolved in the normal course of business.  Within fifteen (15) days after delivery of such notice, the receiving Party shall submit to the other a written response.  The notice and response shall include (i) a statement of that Party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive officer or manager who will represent that Party and of any other person who will accompany the executive.  Within thirty (30) days after delivery of the initial notice, the executives of the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.  All reasonable requests for information made by one Party to the other will be honored.  All communications and negotiations pursuant to this provision shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(c)

If the Dispute has not been resolved by negotiation as provided herein within forty-five (45) days after delivery of the initial notice of negotiation (or if the Parties failed to meet within thirty (30) days), the Parties shall endeavor to settle the Dispute by mediation under the CPR Mediation Procedure currently in effect, provided, however, that if one Party fails to participate in the negotiation as provided herein, the other Party can initiate mediation prior to the expiration of the forty-five (45) days.  Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals, and all fees and costs of the mediator shall be borne equally.

(d)

If a Dispute is not resolved by agreement among the Parties as provided in Section 20.12(b), and said Dispute was not resolved in mediation as provided in

-  45  -

Section 20.12(c), then within ten (10) calendar days after the later of (i) the date of the mediation was conducted, or (ii) sixty (60) days after delivery of the initial notice of the Dispute as proved in Section 20.12(b), either Party may provide written notice to the other Parties of an intent to submit such matter to arbitration, and the Parties hereby agree, upon the request of such Party providing such notice, to submit the Dispute to binding arbitration to be held in Houston, Texas, such arbitration to be conducted in accordance with the Rules (but need not be administered by the CPR).  The Dispute must be resolved through arbitration regardless of whether the Dispute involves claims that this Agreement is unlawful, unenforceable, void or voidable or involves claims sounding in tort, contract, statute or common law.  The obligation to arbitrate a Dispute shall be binding on and shall inure to the benefit of the Parties.

(e)

The arbitration shall be governed by Texas law, provided that issues involving application of arbitration law shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et.seq.  The arbitration shall be before a three-person (3) panel of neutral arbitrators (the “Arbitrators”).  No later than ten (10) days after the submission of the matter to arbitration, each Party shall select an Arbitrator and request the two (2) selected Arbitrators to select a third neutral Arbitrator.  This third Arbitrator shall be the presiding Arbitrator.  If the two (2) Arbitrators fail to select a third on or before the tenth (10th) day after the second Arbitrator was selected, either Party is entitled to request CPR to appoint the third neutral Arbitrator in accordance with the Rules.  Before beginning the hearings, each Arbitrator must provide an oath or undertaking of impartiality.  The presiding Arbitrator shall be a member of the CPR Panel of Distinguished Neutrals.  All Arbitrators shall be and remain at all times independent and impartial, and, once appointed, no Arbitrator shall have any ex parte communications with any of the Parties or any of their affiliates concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding Arbitrator, when applicable.  All Arbitrators (whether appointed or nominated by a claimant or respondent, by the other Arbitrators, or by the CPR) shall be lawyers licensed to practice law who are in good standing and have at least fifteen (15) years of experience in representing parties engaged in the oil and/or gas business or in the handling of disputes involving application of oil and/or gas law.  No Arbitrator shall have been an employee or consultant to any Party or any of its Affiliates within the five (5) year period preceding the arbitration, or have any financial interest in the Dispute.  Notwithstanding the foregoing, if a Dispute arises regarding the rights or remedies available to a Party or an Affiliate of a Party pursuant to a final award of an arbitral tribunal that is issued pursuant to this Agreement, such Dispute shall be heard and resolved by the same arbitral tribunal that issued the award, unless one or more of the Arbitrators serving on the arbitral tribunal that issued the award is unable or unwilling to serve as Arbitrator.

(f)

Without limitation of the Arbitrators’ authority to decide any Dispute and grant any relief allowed by agreement, at Law, or in equity, the Arbitrators shall have the authority to award declaratory relief regarding future obligations of the Parties and declaratory relief regarding the remedies that are available to the Parties as allowed by agreement, at Law or in equity.

(g)	All decisions of the arbitral tribunal shall be made by majority vote. The award of the arbitral tribunal shall be final and binding.

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(h)

Notwithstanding the agreement to arbitrate Disputes in this Section 20.12, any Party may apply to a United States Federal District Court sitting in Houston, Texas for interim measures pending appointment of the arbitration tribunal, including injunction, attachment and conservation orders as allowed by applicable Law.  The Parties agree that no court other than a United States Federal District Court sitting in Houston, Texas will have authority or jurisdiction to enter interim orders pending appointment of the arbitration tribunal, and the Parties agree that neither the Parties nor their Affiliates shall make any application for interim orders to any court other than a United States Federal District Court sitting in Houston, Texas unless that court would not have personal and subject matter jurisdiction.  The Parties agree that seeking and obtaining such court-ordered interim measures shall not waive the right to arbitration.  Additionally, the Arbitrators (or in an emergency the presiding Arbitrator acting alone in the event one or more of the other Arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders as allowed by applicable Law, which measures may be immediately enforced by court order.

(i)

Any disputes over the scope of discovery shall be determined by the Arbitrators.  The Arbitrators shall conduct a hearing no later than ninety (90) days after appointment of the presiding Arbitrator, and the Arbitrators shall render a written decision within thirty (30) days of the hearing.  At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required, but the Arbitrators shall consider any evidence and testimony that they determine to be relevant, in accordance with procedures that they determine to be appropriate.  Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made and any payment due pursuant to the arbitration shall be made within fifteen (15) days of the decision by the Arbitrators.  The Arbitrators will have no authority to award indirect, consequential, special or punitive damages or other damages not measured by the prevailing Party’s actual damages.

(j)

All negotiations, mediation and arbitration relating to a Dispute (including a settlement resulting from negotiation or mediation, an arbitral award, documents exchanged or produced during a mediation or arbitration proceeding and memorials, briefs or other documents prepared for the arbitration) are confidential and may not be disclosed by the Parties, their respective Affiliates and each of their respective employees, officers, directors, counsel, consultants and expert witnesses, except to the extent necessary to enforce any settlement agreement or arbitration award, to enforce other rights of a Party, as required by Law or regulation (including stock exchange rules), or for a bona fide business purpose, such as disclosure to accountants, attorneys or shareholders; provided, however, that breach of this confidentiality provision shall not void any settlement or award.

(k)

Any papers, notices or process necessary or proper for an arbitration hereunder, or any court action in connection with an arbitration or an award, may be served on a Party in the manner set forth in Section 20.5 for the giving of notices or any other manner allowed by Law.

(l)

Any arbitration award may be confirmed by a United States Federal District Court sitting in Houston, Texas.  Any action to confirm, challenge, vacate or set aside the award in whole or in part may be brought in a United States Federal District Court sitting in Houston, Texas.  The Parties agree to jointly request that any such action be decided by the court on an

-  47  -

expedited basis.  Any arbitration award may be recognized and enforced, and judgment on the award may be entered, by any United States Federal District Court sitting in Houston, Texas or by any other court of competent subject matter jurisdiction (including a court located in a jurisdiction in which a Party holds or keeps assets).  The Parties and their Affiliates agree to jointly request that any application for recognition or enforcement of an award be decided by the court on an expedited basis.  All Parties and their Affiliates waive their right to appeal any court order confirming, recognizing or enforcing an award.  The Parties and their Affiliates do not waive any rights they may have to appeal a court order refusing to confirm, recognize or enforce an award.

(m)	The arbitral tribunal shall award costs, attorneys’ fees, fees of the arbitrators and expert witness fees to the prevailing party or parties.
1.62	Entire Agreement.

This Agreement and the Exhibits  hereto and the documents delivered pursuant to the terms hereof embody the entire agreement between the Parties and replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral.  No other agreement, statement or promise made by any Party, or to any employee, officer or agent of any Party which is not contained in this Agreement shall be binding or valid.  This Agreement may be supplemented, altered, amended, modified or revoked by a writing only, signed by the Parties hereto.  The headings herein are for convenience only and shall have no significance in the interpretation hereof.  The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

1.63	Severability.

If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

1.64	Exhibits.

All Exhibits attached to this Agreement, and the terms of those Exhibits  which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

1.65	Suspended Funds.

At Closing, Seller shall transfer to Buyer all funds, if any, held by Seller in suspense owing to third Persons on account of the sale of Hydrocarbons from the Assets, together with all information in the possession of Seller identifying the funds.  Buyer upon receipt of the funds shall assume all responsibility for the payment thereof to third Persons entitled to the same.  Buyer shall indemnify and hold Seller harmless for its proportionate share of Claims and Liabilities relating to or arising out of Buyer’s payment, mispayment or failure to make payments of any such funds.  Seller shall indemnify and hold Buyer harmless for Claims and

-  48  -

Liabilities related to wrongfully withheld suspended funds attributable to the period of time prior to the Effective Time.  Notwithstanding anything the contrary set forth herein, the terms of this Section 20.16 shall survive the Closing.

1.66	Survival.
(a)

Representations and Warranties.  All of the representations and warranties of or by the Parties to this Agreement, excluding the special warranty of title of Seller contained in Section 8.1(b), will survive the Closing until twelve (12) months after the Closing Date (the “Expiration Date”), at which time all such representations and warranties shall expire (the time periods set forth in this Section 20.17(a) and Section 20.17(b) are each respectively a “Survival Period”).

(b)

Covenants.  Except as otherwise provided herein, the covenants and agreements contained in this Agreement to the extent that, by their terms, they are to be performed or complied with (i) prior to or on the Closing Date, shall expire at Closing, and (ii) after the Closing Date, shall expire on the later of (x) the Expiration Date or (y) thirty (30) days after the period in which such covenant is to be performed.

(c)

Notwithstanding anything in this Agreement to the contrary, no Party shall have any obligation to indemnify the other pursuant to Section 17.2 or Section 17.3 (as those provisions apply to the representations and warranties only) unless a notice has been received by the Indemnifying Party prior to the end of the respective Survival Period.

(d)

The covenants and agreements contained in Section 20.21 shall survive the Closing and shall remain in full force and effect as between the Parties and any of their Affiliates for a period of two  (2) years after the Closing Date.

1.67	Subsequent Adjustments.

Regardless of the date set for the Final Settlement, Buyer and Seller agree that their intent is to allow for the earliest practical forwarding of revenue and reimbursement of expenses between them, and Seller and Buyer recognize that either may receive funds or pay expenses after the Final Settlement Date which is properly the property or obligation of the other.  Therefore, upon receipt of net proceeds or payment of net expenses due to or payable by the other Party hereto, whichever occurs first, Seller or Buyer, as the case may be, shall submit a statement to the other Party hereto showing the relevant items of income and expense with supporting documentation.  Payment of any net amount due by Seller or Buyer, as the case may be, on the basis thereof shall be made within ten (10) Business Days of receipt of the statement.

1.68	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one (1) agreement.

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1.69	Change of Name.

As promptly as practicable, but in any case within ninety (90) days after the Closing Date, Buyer shall eliminate the names “ZaZa Energy, LLC,” ZaZa Energy Corporation,” and “ZaZa” and any variants of these names from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

1.70	Non-Compete Provision.

(a)      As additional consideration for the consummation of the transaction contemplated by this Agreement, the Seller has agreed that for a period of three (3) years from the Closing Date, that neither Seller nor any of its Affiliates, officers, directors, members, or managers,  (“Seller’s Parties”)  shall directly or indirectly, acquire or seek to acquire any additional acreage, oil and gas leasehold, mineral interests, or any other oil and gas interest within the area outlined in purple on the plat that is attached hereto as Exhibit “R ” (“Non-Compete Area”)  In the event the Seller’s Parties  acquire any additional acreage, oil and gas leasehold, mineral interests, or any other oil and gas interest within the Non-Compete Area, Buyer shall be entitled to an assignment from Seller’s Parties of any additional acreage, oil and gas leasehold, mineral interests, or any other oil and gas interest within fifteen (15) days after Seller’s receipt of written demand for an assignment from Buyer.  Buyer shall, upon receipt of an executed assignment or conveyance, in recordable form  of any such interest, reimburse Seller the actual consideration, costs and expenses paid to an unaffiliated third party for the additional acreage, oil and gas leasehold, mineral interests, or any other oil and gas interest.

(b)     As a result of the unique nature of the oil and gas interests involved, Seller acknowledges that Buyer may be irreparably damaged by the acquisition of any additional acreage, oil and gas leasehold, mineral interest, or any other oil and gas interest within the Non-Compete Area.  Without prejudice to the rights and remedies otherwise available to Buyer, Buyer may be entitled to seek equitable relief, including an injunction or specific performance, in the event of any breach of this Section 20.21 of the Agreement.  Seller agrees to reimburse Buyer for all costs and expenses, including reasonable attorneys’ fees, incurred by Buyer in enforcing the terms of this Section 20.21.

1.71	No Third-Party Beneficiaries.

Nothing in this Agreement shall entitle any Person other than Buyer and Seller to any Claims, remedy or right of any kind, except as to those rights expressly provided to Seller Indemnitees and Buyer Indemnitees (provided, however, any Indemnity Claim hereunder on behalf of a Seller Indemnitee or a Buyer Indemnitee must be made and administered by a Party to this Agreement).

1.72	Rules of Construction

All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for

-  50  -

convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited.  The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to Article, Section or subsection hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  All references to “$” or “dollars” shall be deemed references to United States Dollars.  Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles (GAAP).  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Exhibits and Schedules referred to herein are attached to and made a part of this Agreement.  Unless expressly stated otherwise, references to any Law shall mean such Law as it may be amended from time to time.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

ZAZA ENERGY, LLC

Todd A. Brooks, Manager

BUYER:

BEP MOULTON, LLC

Larry Ewers, Manager

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EXHIBITS TO

PURCHASE AND SALE AGREEMENT

by and between

ZAZA ENERGY, LLC

(SELLER)

And

BEP MOULTON, LLC

(BUYER)

Dated March 22, 2013

Effective January 1, 2013

EXHIBIT “A”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Leases

Lease #	Lessor	Lessee	Lease Date	Gross Acres	Net Acres	County	Book	Page	NRI
0013000-001	ROBERT BEN HOERSTER	SCOUT ENERGY	7/12/2010	98.893	49.447	FAYETTE	1541	524	0.725
0013000-002	MILTON ODELL GATES	SCOUT ENERGY	8/6/2010	98.893	9.889	FAYETTE	1541	490	0.75
0013000-003	CELITA GATES HASTINGS	SCOUT ENERGY	8/6/2010	98.893	9.889	FAYETTE	1541	531	0.75
0013000-004	GARY LEWIS ANDERSON	SCOUT ENERGY	8/6/2010	98.893	9.889	FAYETTE	1541	533	0.75
0013000-005	LEIGHTON NOBLE GATES	SCOUT ENERGY	8/6/2010	98.893	4.945	FAYETTE	1541	529	0.75
0013000-006	RONALD AUSTIN GATES	SCOUT ENERGY	8/6/2010	98.893	4.945	FAYETTE	1541	492	0.75
0013000-007	SYLVIA GATES WORRELL	SCOUT ENERGY	8/6/2010	98.893	4.945	FAYETTE	1541	494	0.75
0013000-008	DAVID WAYNE GATES	SCOUT ENERGY	10/26/2010	98.893	4.945	FAYETTE	1544	802	0.75
0013001-000	HUGO WEHMEYER JR ET UX	SCOUT ENERGY	6/11/2010	18.140	18.140	FAYETTE	1541	496	0.75
0013002-000	ROBERT DALE WEHMEYER ET UX	SCOUT ENERGY	6/11/2010	4.960	4.960	FAYETTE	1541	488	0.75
0013003-001	ELIZA FAIRES LEIGH	SCOUT ENERGY	7/19/2010	88.000	66.000	FAYETTE	1541	582	0.75
0013003-002	ROBERT F THOMPSON JR	SCOUT ENERGY	7/19/2010	88.000	22.000	FAYETTE	1541	581	0.725
0013004-000	STANLEY ROSS CRUMP	SCOUT ENERGY	6/18/2010	70.000	70.000	FAYETTE	1541	593	0.725
0013005-000	LINDA MATHEWS KAUFHOLD	SCOUT ENERGY	6/21/2010	101.539	101.539	FAYETTE	1541	498	0.725
0013006-000	GREGORY SCOTT PFOFF ET UX	SCOUT ENERGY	6/18/2010	121.980	121.980	FAYETTE	1541	585	0.725
0013007-001	BALCONES MINERALS CORPORATION	SCOUT ENERGY	7/26/2010	151.295	149.048	FAYETTE	1541	536	0.725
0013008-001	KRYSTAL SEGER	SCOUT ENERGY	7/12/2010	100.000	50.000	FAYETTE	1541	601	0.72
0013008-002	VERDEAN JUREK SCHIHAB	SCOUT ENERGY	7/12/2010	100.000	50.000	FAYETTE	1541	518	0.72
0013010-000	RICHARD F STEARNS ET UX	SCOUT ENERGY	6/30/2010	190.460	190.460	FAYETTE	1541	576	0.725
0013011-000	NEZZEL "PAT" WERLEIN	SCOUT ENERGY	7/12/2010	216.400	216.400	FAYETTE	1541	594	0.72
0013013-000	HUGO WEHMEYER JR ET AL	SCOUT ENERGY	6/11/2010	99.600	99.600	FAYETTE	1541	514	0.75
0013014-000	ROBERT WAYNE PECHACEK, TRUSTEE	SCOUT ENERGY	6/25/2010	110.250	110.250	FAYETTE	1541	598	0.75
0013015-001	DEANNA JEAN HANNA WIELAND	SCOUT ENERGY	7/12/2010	258.720	86.240	FAYETTE	1543	546	0.72
0013015-002	KENT FRANK HANNA	SCOUT ENERGY	7/12/2010	258.720	86.240	FAYETTE	1543	564	0.72
0013015-003	WAYNE WILLIAM HANNA	SCOUT ENERGY	7/11/2010	258.720	86.240	FAYETTE	1543	562	0.72
0013016-001	JOY RAE LAY HUTTO	SCOUT ENERGY	7/6/2010	99.000	49.500	FAYETTE	1541	522	0.75
0013016-002	LOU ANN LAY MATLOCK	SCOUT ENERGY	7/6/2010	99.000	49.500	FAYETTE	1541	527	0.75
0013017-000	WINDEL-SULLIVAN PARTNERSHIP LTD	SCOUT ENERGY	5/17/2010	79.125	79.125	FAYETTE	1541	516	0.72
0013018-001	CARA ANNE COLLIER	SCOUT ENERGY	6/18/2010	159.580	19.948	FAYETTE	1541	590	0.725
0013018-002	CHRISTOPHER DOLTON COLLIER	SCOUT ENERGY	6/18/2010	159.580	19.948	FAYETTE	1541	591	0.725
0013018-003	FELIX BARGAS ET UX	SCOUT ENERGY	6/11/2010	159.580	79.790	FAYETTE	1541	588	0.725
0013018-004	GABRIEL CORNELL COLLIER	SCOUT ENERGY	6/18/2010	159.580	19.948	FAYETTE	1541	592	0.725
0013018-005	KEILAH JOAN COLLIER SWEENEY	SCOUT ENERGY	6/18/2010	159.580	19.948	FAYETTE	1541	587	0.725
0013019-000	BENJAMIN CERNY	SCOUT ENERGY	6/18/2010	96.510	96.510	FAYETTE	1541	499	0.75
0013020-001	BETTY JOYCE DESHA	SCOUT ENERGY	6/11/2010	62.000	20.667	FAYETTE	1541	584	0.75
0013020-002	LESLIE RICHARDSON	SCOUT ENERGY	6/11/2010	62.000	20.667	FAYETTE	1541	558	0.75
0013020-003	QUEEN ESTHER DESHA BROWN	SCOUT ENERGY	6/11/2010	62.000	20.667	FAYETTE	1541	583	0.75
0013022-001	RICHARD E. BRUNNER	SCOUT ENERGY	8/9/2010	164.450	64.925	FAYETTE	1541	482	0.72
0013022-002	DENNIS F BRUNNER	SCOUT ENERGY	8/9/2010	164.450	64.925	FAYETTE	1541	484	0.72
0013022-003	JAMES DAVID POWELL	SCOUT ENERGY	11/8/2010	69.200	4.325	FAYETTE	1551	835	0.725
0013022-004	WAYNE AHR	SCOUT ENERGY	11/11/2010	69.200	4.325	FAYETTE	1551	805	0.725
0013023-000	JOHN H MARTISEK ET UX	SCOUT ENERGY	8/1/2010	138.186	138.186	FAYETTE	1541	561	0.72
0013024-001	ESTATE OF EDWIN J. CHERNOSKY	SCOUT ENERGY	6/1/2010	105.000	52.500	FAYETTE	1551	811	0.725
0013024-002	THOMAS GRAY FORDTRAN, II TRUST	SCOUT ENERGY	6/1/2010	105.000	52.500	FAYETTE	1551	815	0.725
0013025-000	LINDA LOU BARTA	SCOUT ENERGY	8/11/2010	85.054	85.054	FAYETTE GONZALES	1541 1036	525 927	0.72
0013026-001	GENE D SYRINEK ET UX	SCOUT ENERGY	7/25/2010	46.880	23.440	FAYETTE	1551	857	0.72
0013026-002	JAMES A SMITH	SCOUT ENERGY	7/25/2010	46.880	23.440	FAYETTE	1551	803	0.72
0013027-001	ERNEST F MICA ESTATE	SCOUT ENERGY	7/26/2010	105.272	52.636	FAYETTE	1541	605	0.72
0013027-002	RONALD W WOTIPKA	SCOUT ENERGY	7/21/2010	105.272	23.399	FAYETTE	1541	508	0.72
0013027-003	RICHARD YOUNG	SCOUT ENERGY	7/21/2010	105.272	29.237	FAYETTE	1541	509	0.72
0013028-000	EVELYN BECK SYRINEK ET VIR	SCOUT ENERGY	7/7/2010	67.000	67.000	FAYETTE	1541	596	0.72
0013030-000	BARBARA KLOZIK	SCOUT ENERGY	8/9/2010	28.500	28.500	FAYETTE	1541	519	0.72
0013032-001	BIRDIE MATTHEWS REEDY	SCOUT ENERGY	8/2/2010	113.070	56.535	FAYETTE	1541	467	0.72
0013032-002	PHYLLIS DOBSON MCGUYER	SCOUT ENERGY	8/2/2010	113.070	56.535	FAYETTE	1541	500	0.72
0013033-001	STEPHEN R. HUMPHREY ET UX	SCOUT ENERGY	7/21/2010	34.500	8.625	FAYETTE	1541	600	0.75
0013033-002	PITTS FAMILY PARTNERSHIP, LTD	ZAZA ENERGY	11/18/2011	34.500	25.875	FAYETTE	1596	517	0.725
0013034-001	WILLIAM FRANKLIN HUFF	SCOUT ENERGY	7/8/2010	104.000	52.000	FAYETTE	1541	473	0.75
0013034-002	AMELIA HUFF BECK	SCOUT ENERGY	7/8/2010	165.320	113.320	FAYETTE	1541	474	0.725
0013035-000	JOE FRED CRABB, ET UX	SCOUT ENERGY	8/26/2010	631.862	631.862	GONZALES	1034	412	0.72
0013036-001	BARBARA ANN ENAX HART	SCOUT ENERGY	8/9/2010	61.500	15.375	GONZALES	1034	387	0.725
0013036-002	MICHAEL WAYNE ENAX	SCOUT ENERGY	8/9/2010	61.500	15.375	GONZALES	1034	391	0.725
0013036-003	PEGGY ENAX	SCOUT ENERGY	8/9/2010	61.500	15.375	GONZALES	1034	389	0.725
0013036-004	SANDRA JEAN ENAX MACHA	SCOUT ENERGY	8/9/2010	61.500	15.375	GONZALES	1034	393	0.725
0013038-001	BRYAN B. BERGER ET AL	SCOUT ENERGY	8/26/2010	457.843	434.797	FAYETTE GONZALES	1541	551	0.72
0013038-002	MICHAEL GENE SCHULZE ESTATE TRUST	SCOUT ENERGY	10/1/2010	46.093	23.047	FAYETTE	1543	561	0.725
0013039-001	LINDA MATHEWS KAUFHOLD	SCOUT ENERGY	8/9/2010	10.033	3.762	FAYETTE	1541	478	0.75
0013039-002	RODNEY P KAUFHOLD	SCOUT ENERGY	8/9/2010	20.612	14.341	FAYETTE	1541	476	0.75
0013039-003	GREGORY K MOHR ET UX	ZAZA ENERGY	11/1/2011	10.033	2.508	FAYETTE	1596	515	0.75
0013041-001	BEVERLY ANN BUCEK	SCOUT ENERGY	9/3/2010	121.980	30.495	FAYETTE	1541	549	0.725
0013041-002	THE ROY E BUCEK TRUST ET AL	SCOUT ENERGY	9/3/2010	121.980	60.990	FAYETTE	1541	547	0.725
0013041-003	BARBARA MOELLENBERNDT	SCOUT ENERGY	9/3/2010	121.980	30.495	FAYETTE	1541	479	0.725
0013042-000	LULA MARIE DARLING	SCOUT ENERGY	8/19/2010	323.400	323.400	FAYETTE	1541	559	0.75
0013043-001	H. NOVAK, L.P., BY HENRY J. NOVAK	SCOUT ENERGY	8/25/2010	256.383	245.951	FAYETTE	1541	480	0.72
0013044-000	HENRY J NOVAK ET AL	SCOUT ENERGY	8/25/2010	54.380	54.380	FAYETTE	1541	469	0.72
0013045-000	KRISTI I ANGUIANO ET VIR	SCOUT ENERGY	8/11/2010	17.000	17.000	FAYETTE	1541	506	0.725
0013046-000	JOYCE D VAUGHN ET AL	SCOUT ENERGY	8/11/2010	11.202	11.202	FAYETTE	1541	504	0.725
0013047-001	JAMES THOMAS MILLER	SCOUT ENERGY	7/26/2010	13.000	6.500	FAYETTE	1541	580	0.72
0013047-002	KENNETH D SYRINEK	SCOUT ENERGY	7/26/2010	13.000	6.500	FAYETTE	1541	512	0.72
0013048-000	ALLEN R SYRINEK	SCOUT ENERGY	7/26/2010	13.000	13.000	FAYETTE	1541	572	0.72
0013049-000	ROBERT L. SYRINEK	SCOUT ENERGY	7/26/2010	13.000	13.000	FAYETTE	1541	510	0.72
0013050-000	CHRISTOPHER J MILLER	SCOUT ENERGY	7/26/2010	13.000	13.000	FAYETTE	1541	564	0.72
0013051-000	EVELYN CAROL S MILLER	SCOUT ENERGY	7/26/2010	13.100	13.100	FAYETTE	1541	566	0.72
0013052-000	RICHARD MILLER ET UX	SCOUT ENERGY	7/26/2010	16.390	16.390	FAYETTE	1541	568	0.72
0013053-001	DEANNA JEAN HANNA WIELAND	SCOUT ENERGY	7/25/2010	73.020	12.170	FAYETTE	1551	855	0.72
0013053-002	KENT FRANK HANNA	SCOUT ENERGY	7/25/2010	73.020	12.170	FAYETTE	1551	847	0.72
0013053-003	WAYNE WILLIAM HANNA	SCOUT ENERGY	7/25/2010	73.020	12.170	FAYETTE	1551	849	0.72
0013053-004	DORIS B FINKE	SCOUT ENERGY	11/22/2010	17.780	8.890	FAYETTE	1553	234	0.75
0013053-005	MARIGLEN WILSON BURKMAN	SCOUT ENERGY	3/11/2011	18.000	9.000	FAYETTE	1575	168	0.725
0013053-006	PATSY JANAK SALAZAR	SCOUT ENERGY	3/8/2011	18.300	9.150	FAYETTE	1560	566	0.725
0013053-007	LINDA DIANNE FAVRO	ZAZA ENERGY LLC	6/1/2012	13.000	1.625	FAYETTE	1615	521	0.745
0013053-008	TERRY L FAVRO	ZAZA ENERGY LLC	5/23/2012	13.000	1.625	FAYETTE	1615	523	0.745
0013054-000	EDWARD BRANECKY ET UX	SCOUT ENERGY	9/3/2010	6.749	6.749	FAYETTE	1541	545	0.725
0013055-001	WILLIAM GLENN PARKER ET UX	SCOUT ENERGY	8/25/2010	20.290	10.145	FAYETTE	1541	502	0.72
0013055-002	MARCELINO A. ALVAREZ	SCOUT ENERGY	2/21/2011	20.290	10.145	FAYETTE	1558	558	0.75
0013056-001	RICHARD F STEARNS ET AL	SCOUT ENERGY	9/3/2010	12.000	6.000	FAYETTE	1541	578	0.725
0013056-002	SARA B POLLARD	SCOUT ENERGY	10/18/2010	12.000	6.000	FAYETTE	1544	810	0.725
0013057-000	RONALD K MCCLUNG ET AL	SCOUT ENERGY	9/2/2010	40.390	40.390	FAYETTE	1541	471	0.72
0013058-001	BARBARA C. CHUMNEY	SCOUT ENERGY	8/9/2010	149.500	74.750	FAYETTE	1541	556	0.72
0013058-002	MILDRED C. ELAM	SCOUT ENERGY	8/9/2010	149.500	74.750	FAYETTE	1541	486	0.72
0013059-001	AMELIA HUFF BECK	SCOUT ENERGY	8/23/2010	162.000	40.500	FAYETTE	1541	535	0.725
0013059-002	WILLIAM FRANKLIN HUFF	SCOUT ENERGY	8/23/2010	162.000	121.500	FAYETTE	1541	505	0.75
0013061-001	MARION S NORMAN	SCOUT ENERGY	9/2/2010	65.580	2.733	FAYETTE	1543	553	0.725
0013061-002	PRISCILLA S. DAVIS	SCOUT ENERGY	9/2/2010	65.580	6.831	FAYETTE	1544	804	0.725
0013061-003	KENNETH P SOLOMONS III	SCOUT ENERGY	3/14/2011	65.580	6.831	FAYETTE	1575	157	0.725
0013062-001	ROBERT W WEBSTER JR ET UX	SCOUT ENERGY	8/25/2010	56.246	28.123	FAYETTE	1541	543	0.725
0013063-001	EDWIN J BARTA	SCOUT ENERGY	9/30/2010	68.320	24.358	FAYETTE	1543	580	0.725
0013063-002	FLORETTA BARTA RILEY	SCOUT ENERGY	9/30/2010	68.320	24.358	FAYETTE	1543	568	0.725
0013064-001	DAVID HILL ET UX	SCOUT ENERGY	9/16/2010	12.632	6.316	FAYETTE	1543	566	0.725
0013065-000	CHARLES E PHILLIPUS ET UX	SCOUT ENERGY	8/16/2010	11.328	11.328	FAYETTE	1541	541	0.72
0013066-000	ALLENE KORICANEK PHILLIPUS ET VIR	SCOUT ENERGY	8/23/2010	11.328	11.328	FAYETTE	1543	555	0.72
0013067-000	MILLIE KORICANEK OWENS	SCOUT ENERGY	8/23/2010	5.664	5.664	FAYETTE	1541	540	0.72
0013068-000	STEVEN KORICANEK	SCOUT ENERGY	8/23/2010	5.664	5.664	FAYETTE	1543	582	0.72
0013069-000	CAROL ROSS HUNTER	SCOUT ENERGY	8/23/2010	5.664	5.664	FAYETTE	1541	615	0.72
0013070-000	WALTER KORICANEK	SCOUT ENERGY	8/23/2010	5.664	5.664	FAYETTE	1543	577	0.72
0013071-000	FRED E. KORICANEK FAMILY TRUST	SCOUT ENERGY	8/30/2010	11.328	11.328	FAYETTE	1541	616	0.72
0013072-000	ROBIN LEA KORICANEK	SCOUT ENERGY	8/23/2010	5.664	5.664	FAYETTE	1541	618	0.72
0013073-000	DOUGLAS G MACH ET UX	SCOUT ENERGY	7/9/2010	128.790	128.790	FAYETTE	1541	520	0.72
0013074-001	CYNTHIA MICA HURST ET VIR	SCOUT ENERGY	8/16/2010	28.549	3.569	FAYETTE	1543	573	0.72
0013074-002	HENRIETTA MICA REVOCABLE TRUST	SCOUT ENERGY	8/16/2010	28.549	14.275	FAYETTE	1543	550	0.72
0013074-003	DAVID L LEHMAN ET UX	SCOUT ENERGY	8/16/2010	28.549	10.706	FAYETTE	1544	808	0.72
0013075-000	EMIL MICHAL JR ET UX	SCOUT ENERGY	7/21/2010	17.195	17.195	FAYETTE	1541	603	0.72
0013076-000	SAMUEL DALE MIGL ET UX	SCOUT ENERGY	9/3/2010	6.744	6.744	FAYETTE	1541	538	0.725
0013077-000	MELISSA GARDEA	SCOUT ENERGY	9/7/2010	7.000	7.000	FAYETTE	1555	561	0.75
0013078-000	SILVESTER ROSAS	SCOUT ENERGY	9/7/2010	7.710	7.710	FAYETTE	1543	559	0.75
0013079-000	PAULA R SALAZAR	SCOUT ENERGY	9/18/2010	7.000	7.000	FAYETTE	1591	231	0.75
0013080-000	EUSEBIO ROSAS	SCOUT ENERGY	9/7/2010	7.000	7.000	FAYETTE	1543	557	0.75
0013081-000	JAMES E FAUST ET UX	SCOUT ENERGY	10/6/2010	19.767	19.767	FAYETTE	1541	611	0.725
0013083-001	ARVIL HART	SCOUT ENERGY	9/3/2010	42.110	21.055	FAYETTE	1543	544	0.725
0013083-002	CLAY COOPER	SCOUT ENERGY	9/3/2010	42.110	4.211	FAYETTE	1541	607	0.725
0013083-003	CURTIS COOPER	SCOUT ENERGY	9/3/2010	42.110	4.211	FAYETTE	1541	609	0.725
0013083-004	DONNA URBANOVSKY	SCOUT ENERGY	9/3/2010	42.110	4.211	FAYETTE	1543	548	0.725
0013083-005	HOPE MILLS	SCOUT ENERGY	9/3/2010	42.110	4.211	FAYETTE	1543	551	0.725
0013083-006	KATHY HARRIS	SCOUT ENERGY	9/3/2010	42.110	4.211	FAYETTE	1543	575	0.725
0013084-001	PATRICIA HARRIS BAYNE	SCOUT ENERGY	8/3/2010	327.968	109.869	FAYETTE GONZALES	1548 1034	691 397	0.725
0013084-002	JAMES SPENCER HARRIS TRUST ET AL	SCOUT ENERGY	8/3/2010	327.968	108.229	FAYETTE GONZALES	1548 1034	686 401	0.725
0013084-003	ELIZABETH H STEPHENS	SCOUT ENERGY	8/3/2010	327.968	109.869	GONZALES FAYETTE	1034 1543	399 542	0.725
0013085-001	JAMES E FAUST ET UX	SCOUT ENERGY	10/12/2010	66.274	33.137	FAYETTE GONZALES	1541 1041	613 833	0.725
0013085-002	JIMMY F WALKER	SCOUT ENERGY	10/14/2010	66.274	33.137	FAYETTE GONZALES	1557	85	0.725
0013086-000	SCOTT ALLEN BROWN	SCOUT ENERGY	9/15/2010	38.479	38.479	GONZALES	1034	408	0.725
0013087-000	LINDA KATHLEEN RODRIGUEZ	SCOUT ENERGY	9/15/2010	3.290	3.290	GONZALES	1034	410	0.725
0013088-000	WALTER S BAZARSKY ET UX	SCOUT ENERGY	9/17/2010	71.287	71.287	GONZALES	1034	404	0.725
0013089-001	L.M. PREUSS III ET UX	SCOUT ENERGY	9/1/2010	39.960	35.964	GONZALES	1041	440	0.725
0013089-002	JANET S REED	SCOUT ENERGY	2/1/2011	18.287	1.829	GONZALES	1045	88	0.75
0013089-003	WALTER S BAZARSKY ET UX	SCOUT ENERGY	10/4/2010	21.673	2.167	GONZALES	1034	406	0.725
0013095-001	ERVIN O STEINHAUSER	SCOUT ENERGY	9/23/2010	100.000	29.630	FAYETTE	1546	628	0.725
0013095-002	KENNETH WAYNE STEINHAUSER	SCOUT ENERGY	9/23/2010	100.000	29.630	FAYETTE	1546	627	0.725
0013095-003	LILLIAN STEINHAUSER RAGSDALE	SCOUT ENERGY	9/23/2010	100.000	29.630	FAYETTE	1546	629	0.725
0013095-004	HERBERT H STEINHAUSER	SCOUT ENERGY	9/23/2010	100.000	11.111	FAYETTE	1551	802	0.725
0013096-001	JOAN S MOHR	SCOUT ENERGY	9/3/2010	36.390	18.195	FAYETTE	1544	812	0.725
0013096-002	LEONARD G SCHULZE	SCOUT ENERGY	9/3/2010	36.390	18.195	FAYETTE	1544	811	0.725
0013097-001	DALE TOEPPERWEIN ET UX	SCOUT ENERGY	9/22/2010	2.000	1.000	FAYETTE	1544	806	0.725
0013098-000	WESLEY W BURKLUND ET UX	SCOUT ENERGY	10/18/2010	101.560	101.560	FAYETTE	1543	578	0.725
0013100-000	JEROME RAINOSEK ET UX	SCOUT ENERGY	11/8/2010	45.000	45.000	FAYETTE	1551	833	0.725
0013101-000	THOMAS C DIBALA ET UX	SCOUT ENERGY	10/25/2010	14.380	14.380	FAYETTE	1551	807	0.725
0013102-000	MIGUEL ESTRADA JR. ET UX	SCOUT ENERGY	10/20/2010	5.998	5.998	FAYETTE	1551	809	0.725
0013103-000	DOUGLAS G MACH ET UX	SCOUT ENERGY	10/25/2010	10.000	10.000	FAYETTE	1546	630	0.72
0013104-001	EULINE JONES PRICE	SCOUT ENERGY	10/11/2010	35.750	20.109	FAYETTE	1592	823	0.75
0013104-002	LLOYD DOUGLAS JONES	ZAZA ENERGY LLC	1/24/2012	35.750	1.117	FAYETTE	1600	863	0.725
0013104-003	VANESSA JONES FULLER	ZAZA ENERGY LLC	1/24/2012	35.750	1.117	FAYETTE	1600	861	0.725
0013104-004	REGINA ANDREWS	ZAZA ENERGY LLC	3/28/2012	35.750	1.117	FAYETTE	1608	85	0.725
0013104-005	VICTORIA BELL	ZAZA ENERGY LLC	3/28/2012	35.750	1.117	FAYETTE	1608	87	0.725
0013104-006	JOSEPH SIMMS	ZAZA ENERGY LLC	4/23/2012	35.750	2.234	FAYETTE	1608	105	0.725
0013105-001	DAVID LEE ZOUZALIK	SCOUT ENERGY	11/2/2010	60.400	2.517	FAYETTE	1551	819	0.725
0013105-002	CAROL ANN VRANA	SCOUT ENERGY	11/1/2010	60.400	2.517	FAYETTE	1551	841	0.725
0013105-003	ROBERT JAMES ZOUZALIK	SCOUT ENERGY	11/2/2010	60.400	2.517	FAYETTE	1551	839	0.725
0013105-004	LAWRENCE ZOUZALIK	SCOUT ENERGY	11/2/2010	60.400	10.067	FAYETTE	1551	829	0.725
0013105-005	GENE ZOUZALIK	SCOUT ENERGY	11/1/2010	60.400	10.067	FAYETTE	1551	843	0.725
0013105-006	GARY LEON ZOUZALIK	SCOUT ENERGY	11/1/2010	60.400	2.517	FAYETTE	1551	823	0.725
0013105-007	GREG VRANA ET UX	SCOUT ENERGY	11/1/2010	1.453	0.727	FAYETTE	1555	559	0.725
0013105-008	CHARLES VRANA, JR, ET UX	SCOUT ENERGY	11/1/2010	58.947	29.474	FAYETTE	1551	831	0.725
0013106-000	ADAH FRANCES KENNON	SCOUT ENERGY	9/20/2010	9.433	9.433	FAYETTE	1558	725	0.725
0013108-000	KENNETH J. PONDER, ET UX	SCOUT ENERGY	9/3/2010	17.470	17.470	FAYETTE	1541	570	0.725
0013111-000	CHARLES STEVEN COCHRAN	SCOUT ENERGY	10/12/2010	18.260	18.260	GONZALES	1040	288	0.725
0013112-000	BARBARA J. GIBSON LIFE TENANT ET AL	SCOUT ENERGY	9/3/2010	60.004	60.004	GONZALES	1040	290	0.725
0013127-001	LEONARD B COX ET UX	SCOUT ENERGY	12/9/2010	15.554	3.889	FAYETTE	1551	821	0.725
0013128-000	CARRIE J WINGO	SCOUT ENERGY	11/9/2010	27.390	27.390	FAYETTE	1551	804	0.725
0013129-001	DENNIS CARDENAS	SCOUT ENERGY	11/8/2010	20.000	17.500	FAYETTE	1551	845	0.725
0013129-002	BILLIE GRACE HERRING	SCOUT ENERGY	11/9/2010	5.000	2.500	FAYETTE	1551	837	0.725
0013130-000	RONALD CRAIG OWENS ET UX	SCOUT ENERGY	12/10/2010	0.777	0.777	FAYETTE	1551	825	0.725
0013131-000	DENNIS JOE MICAN ET UX	SCOUT ENERGY	10/20/2010	7.500	7.500	FAYETTE	1551	851	0.725
0013132-000	ROBERT SAM HALE	SCOUT ENERGY	11/30/2010	11.210	11.210	FAYETTE	1552	807	0.725
0013134-000	JOHNNY MAC OSBORNE ET UX	SCOUT ENERGY	11/3/2010	61.000	61.000	FAYETTE	1551	853	0.725
0013135-001	WAYNE AHR	SCOUT ENERGY	12/2/2010	24.030	3.004	FAYETTE	1551	801	0.725
0013135-002	JAMES DAVID POWELL	SCOUT ENERGY	12/2/2010	24.030	3.004	FAYETTE	1551	813	0.725
0013135-003	G. STEWART VINSON ET UX	ZAZA ENERGY	12/14/2011	24.030	6.008	FAYETTE	1596	521	0.725
0013136-000	JOSEPH H BREADS ET AL	SCOUT ENERGY	12/21/2010	46.760	46.760	FAYETTE	1551	797	0.725
0013139-000	PATRICK T. KLOZIK, ET UX	SCOUT ENERGY	1/13/2011	3.050	3.050	FAYETTE	1555	557	0.725
0013141-001	RICHARD E. BRUNNER	SCOUT ENERGY	11/19/2010	47.180	23.590	FAYETTE	1553	827	0.72
0013141-002	DENNIS F. BRUNNER	SCOUT ENERGY	11/19/2010	47.180	23.590	FAYETTE	1553	825	0.72
0013142-000	DENNIS F BRUNNER ET UX	SCOUT ENERGY	11/19/2010	5.000	5.000	FAYETTE	1553	823	0.72
0013143-001	LETICIA AUSTIN	SCOUT ENERGY	10/10/2010	70.000	14.000	FAYETTE	1555	563	0.725
0013143-002	CHARLES RICHTER	SCOUT ENERGY	4/26/2011	70.000	42.000	FAYETTE	1575	152	0.725
0013144-000	BYRON WATSON TRUCKING INC.	SCOUT ENERGY	1/6/2011	8.530	8.530	FAYETTE	1555	704	0.725
0013147-000	JIMMY F. WALKER	SCOUT ENERGY	12/22/2010	40.291	40.291	GONZALES FAYETTE	1041	831	0.725
0013154-000	CONNIE V. KUBESCH	SCOUT ENERGY	1/10/2011	8.750	8.750	FAYETTE	1553	833	0.725
0013155-000	JERRY N. BROWNING	SCOUT ENERGY	12/3/2010	12.660	12.660	FAYETTE	1557	87	0.725
0013156-001	PEDRO VILLEGAS ET UX	SCOUT ENERGY	1/19/2011	13.523	6.762	FAYETTE	1557	83	0.725
0013158-001	BRYAN B BERGER ET AL	SCOUT ENERGY	8/26/2010	147.135	120.302	FAYETTE	1541	553	0.72
0013158-002	WAYNE AHR	SCOUT ENERGY	12/14/2010	8.000	2.667	FAYETTE	1551	817	0.725
0013158-003	JAMES DAVID POWELL	SCOUT ENERGY	12/14/2010	8.000	2.667	FAYETTE	1551	827	0.725
0013177-001	DONALD A STRYK	SCOUT ENERGY	12/22/2010	7.504	3.752	FAYETTE	1558	562	0.725
0013179-000	ALAN BERRY ET AL	SCOUT ENERGY	1/6/2011	198.030	198.030	FAYETTE	1558	559	0.725
0013182-001	JEFFREY WAYNE HILLERY ET UX	SCOUT ENERGY	1/24/2011	30.200	7.550	GONZALES FAYETTE	1058 1575	43 142	0.72
0013182-002	JENNIFER LYNN STEVENS	SCOUT ENERGY	1/24/2011	30.200	7.550	FAYETTE GONZALES	1591 1074	201 836	0.72
0013182-003	REBECCA KINSEY HILLERY	SCOUT ENERGY	1/24/2011	30.200	7.550	FAYETTE GONZALES	1591 1074	203 838	0.72
0013182-004	DAVID TAUCH	SCOUT ENERGY	7/7/2010	192.649	154.999	FAYETTE GONZALES	1548 1034	689 395	0.75
0013182-005	CHRIS HICKS ET UX	SCOUT ENERGY	1/10/2011	30.000	15.000	GONZALES	1048	580	0.72
0013185-001	THEODORE MIRELES	SCOUT ENERGY	3/28/2011	61.000	20.333	FAYETTE	1575	161	0.725
0013185-002	EUSEFIO MIRELEZ	ZAZA ENERGY LLC	2/1/2012	61.000	6.778	FAYETTE	1600	865	0.725
0013185-003	MARIA MIRELES SANDOVAL	ZAZA ENERGY, LLC	2/10/2012	61.000	8.472	FAYETTE	1604	412	0.725
0013185-004	SALLY ORTIZ	ZAZA ENERGY LLC	3/20/2012	61.000	1.694	FAYETTE	1604	410	0.725
0013185-005	IRENE COMPTON	ZAZA ENERGY LLC	3/20/2012	61.000	1.694	FAYETTE	1608	83	0.725
0013185-006	TONI MARTINEZ	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1608	101	0.725
0013185-007	CATHERINE MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	2.259	FAYETTE	1608	95	0.725
0013185-008	DAVID MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1608	103	0.725
0013185-009	FRANCES MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1608	89	0.725
0013185-010	STEVE MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1608	91	0.725
0013185-011	GUADALUPE SANCHEZ	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1608	97	0.725
0013185-012	JOSIE SANCHEZ	ZAZA ENERGY, LLC	4/11/2012	61.000	0.502	FAYETTE	1608	93	0.725
0013185-013	FRANCIS ALBARRAN	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	885	0.745
0013185-014	GLORIA ANDERSON	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1620	102	0.745
0013185-015	CONNIE DAVILA	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	887	0.745
0013185-016	BESSIE GARCIA	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	889	0.745
0013185-017	CINDY GARCIA	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	891	0.745
0013185-018	MARY LOPEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	899	0.745
0013185-019	ALBERT MARTINEZ JR	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	893	0.745
0013185-020	EDDY MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	895	0.745
0013185-021	RALPH MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1613	897	0.745
0013185-022	CARMEN MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1613	901	0.745
0013185-023	CASIMIRO MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1620	104	0.745
0013185-024	EUSEBIA M MIRELES - LIFE TENANT	ZAZA ENERGY LLC	5/10/2012	61.000	2.259	FAYETTE	1613	903	0.745
0013185-025	SYL MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1613	905	0.745
0013185-026	JANE ROSS	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1613	907	0.745
0013185-027	ROSALIO MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1615	535	0.745
0013185-028	TAMMY HOWARD	ZAZA ENERGY LLC	5/10/2012	61.000	0.301	FAYETTE	1615	527	0.745
0013185-029	BOBBY MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1615	529	0.745
0013185-030	EUSEBIA M MIRELES	ZAZA ENERGY LLC	5/10/2012	61.000	0.301	FAYETTE	1615	531	0.745
0013185-031	PAUL MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1615	533	0.745
0013185-032	ASHLEY CASTILLO	ZAZA ENERGY LLC	4/11/2012	61.000	0.167	FAYETTE	1620	106	0.745
0013185-033	ALICE DAVILA	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1620	108	0.745
0013185-034	BEN MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1620	110	0.745
0013185-035	FIDEL MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1620	112	0.745
0013185-036	FRANK MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1620	114	0.745
0013185-037	JOE MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.452	FAYETTE	1620	116	0.745
0013185-038	LEWIS MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1620	118	0.745
0013185-039	RAY MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1620	120	0.745
0013185-040	ROSIE MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1620	122	0.745
0013185-041	TOMMY MARTINEZ	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1620	124	0.745
0013185-042	BENJAMIN MIRELES	ZAZA ENERGY LLC	3/20/2012	61.000	1.694	FAYETTE	1620	126	0.745
0013185-043	JASON MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	0.167	FAYETTE	1620	128	0.745
0013185-044	MARK MIRELES	ZAZA ENERGY LLC	8/16/2012	61.000	0.067	FAYETTE	1620	130	0.745
0013185-045	SEAN MIRELES	ZAZA ENERGY LLC	8/10/2012	61.000	0.100	FAYETTE	1620	132	0.745
0013185-046	MELISSA VILLA	ZAZA ENERGY LLC	8/16/2012	61.000	0.067	FAYETTE	1620	134	0.745
0013185-047	TONY ROGER CASTILLO	ZAZA ENERGY LLC	4/11/2012	61.000	0.167	FAYETTE	1624	848	0.745
0013185-048	AMY GARCIA	ZAZA ENERGY LLC	9/14/2012	61.000	0.301	FAYETTE	1624	850	0.745
0013185-049	GABRIEL GARCIA	ZAZA ENERGY LLC	9/14/2012	61.000	0.151	FAYETTE	1624	852	0.745
0013185-050	DANIEL MIRELES	ZAZA ENERGY LLC	10/10/2012	61.000	0.502	FAYETTE	1635	126	0.745
0013185-051	FRED MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1635	130	0.745
0013185-052	MARTIN MIRELES JR	ZAZA ENERGY LLC	8/16/2012	61.000	0.067	FAYETTE	1635	124	0.745
0013185-053	SANTIAGO JAMES MIRELES	ZAZA ENERGY LLC	4/11/2012	61.000	0.502	FAYETTE	1635	128	0.745
0013185-054	VICTORIA MIRELES	ZAZA ENERGY LLC	9/14/2012	61.000	0.301	FAYETTE	1635	122	0.745
0013185-055	JOSIE SHY	ZAZA ENERGY LLC	5/29/2012	61.000	0.075	FAYETTE	1635	134	0.745
0013185-056	SANTOS MIRELES	ZAZA ENERGY LLC	5/11/2012	61.000	0.301	FAYETTE	1635	132	0.745
0013186-001	BETTY HUSER	SCOUT ENERGY	3/28/2011	27.000	3.871	FAYETTE GONZALES	1575 1058	140 41	0.725
0013186-002	PAUL HUSER FAMILY TRUST	SCOUT ENERGY	3/23/2011	27.000	3.871	FAYETTE GONZALES	1575 1058	148 49	0.725
0013186-003	POLLARD GALIPP	SCOUT ENERGY	3/31/2011	27.000	0.774	FAYETTE GONZALES	1575 1058	144 45	0.725
0013186-004	DAVID HOUSTON	SCOUT ENERGY	4/20/2011	27.000	0.774	FAYETTE GONZALES	1575 1058	146 47	0.725
0013186-005	EMILY HOUSTON NEAL	SCOUT ENERGY	4/20/2011	27.000	0.774	FAYETTE GONZALES	1591 1074	205 840	0.725
0013186-006	MATTHEW GALIPP	SCOUT ENERGY	4/20/2011	27.000	0.774	FAYETTE GONZALES	1591 1074	207 842	0.725
0013186-007	CHAVEL MELCHOR	SCOUT ENERGY	1/17/2011	23.035	11.518	GONZALES FAYETTE	1043	969	0.725
0013189-000	DWAYNE EDWARD HASELOFF	SCOUT ENERGY	12/10/2010	7.790	7.790	FAYETTE	1575	165	0.725
0013190-001	SAMUEL L BROWN	ZAZA ENERGY LLC	1/13/2012	8.947	0.746	FAYETTE	1600	857	0.725
0013190-002	LOIS FIRKINS	ZAZA ENERGY LLC	1/13/2012	8.947	0.746	FAYETTE	1600	859	0.725
0013190-003	JACKIE T BERTLING	ZAZA ENERGY LLC	5/2/2012	8.947	0.249	FAYETTE	1608	99	0.725
0013190-004	LEWIS BERTLING	ZAZA ENERGY LLC	5/3/2012	8.947	0.249	FAYETTE	1608	107	0.725
0013190-005	MARILYN SUE VRANA	ZAZA ENERGY LLC	6/15/2012	8.947	0.895	FAYETTE	1615	537	0.745
0013190-006	FRANCES ARLEEN HOPKINS	ZAZA ENERGY LLC	6/15/2012	8.947	0.597	FAYETTE	1615	525	0.745
0013190-007	DOROTHY BERTLING	ZAZA ENERGY LLC	8/21/2012	8.947	0.083	FAYETTE	1624	846	0.745
0013190-008	DARREL BERTLING	ZAZA ENERGY LLC	8/21/2012	8.947	0.083	FAYETTE	1624	844	0.745
0013190-009	CINDY POLASEK	ZAZA ENERGY LLC	8/21/2012	8.947	0.083	FAYETTE	1624	854	0.745
0013190-010	ROBERT STIPANOVIC ET UX	ZAZA ENERGY LLC	8/27/2012	8.947	1.491	FAYETTE	1624	856	0.745
0013190-011	MRS MARGIE WENDT	ZAZA ENERGY LLC	9/20/2012	8.947	0.249	FAYETTE	1624	858	0.745
0013191-001	FELIX ALAN VINKLAREK	ZAZA ENERGY LLC	1/10/2012	1.240	0.155	FAYETTE	1600	869	0.725
0013191-002	LAWRENCE JOSEPH VINKLAREK	ZAZA ENERGY LLC	1/10/2012	1.240	0.155	FAYETTE	1600	871	0.725
0013191-003	VICTOR ALPHONSE VINKLAREK	ZAZA ENERGY LLC	1/10/2012	1.240	0.155	FAYETTE	1604	414	0.725
0013300-001	LATONJA SUTTON	SCOUT ENERGY	3/28/2011	45.000	7.607	GONZALES FAYETTE	1058 1575	51 150	0.725
0013302-001	DONNY A. HEARN ET UX	SCOUT ENERGY	1/27/2011	58.230	9.766	FAYETTE	1575	166	0.725
0013302-002	MARY HELEN DI STEFANO	SCOUT ENERGY	4/14/2011	58.230	22.443	FAYETTE	1591	233	0.725
0013302-003	BARBARA JOHNSON	ZAZA ENERGY	12/20/2011	58.230	11.221	FAYETTE	1596	509	0.725
0013302-004	TERRY TOOTLE	ZAZA ENERGY	12/20/2011	58.230	11.221	FAYETTE	1596	519	0.725
0013302-005	JIMMY A. HEARN, ET UX	SCOUT ENERGY	1/27/2011	43.230	6.578	FAYETTE	1560	564	0.725
0013302-006	JAMES WILLIAM SANDERS, ET UX	SCOUT ENERGY	4/20/2011	39.040	16.520	FAYETTE	1591	227	0.725
0013302-007	JUANITA LUCILLE THOMPSON	ZAZA ENERGY LLC	1/24/2012	39.040	19.520	FAYETTE	1600	867	0.725
0013304-000	GENERAL LAND OFFICE	ZAZA ENERGY	5/3/2011	25.305	25.305	GONZALES	1074	844	0.72
0013305-001	DENNIS RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1575	170	0.725
0013305-002	CHARLES RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1575	154	0.725
0013305-003	DONNIE RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1591	209	0.725
0013305-004	VIRGINIA DRASTATA	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1591	213	0.725
0013305-005	CLAYTON RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1591	217	0.725
0013305-006	TERRY RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1591	215	0.725
0013305-007	WILLIAM RICHTER	SCOUT ENERGY	4/26/2011	25.000	1.786	FAYETTE	1591	219	0.725
0013305-008	ROBERT M DIDION	ZAZA ENERGY	12/2/2011	25.000	2.083	FAYETTE	1596	507	0.725
0013305-009	FALCON INTERNATIONAL BANK	ZAZA ENERGY LLC	12/13/2011	25.000	6.250	FAYETTE
0013307-001	NANCY KEATHLEY WICKER	SCOUT ENERGY	4/28/2011	79.710	19.928	FAYETTE	1575	223	0.725
0013307-002	KAREN KEATHLEY	SCOUT ENERGY	4/28/2011	79.710	19.928	FAYETTE	1591	221	0.725
0013307-003	RICHARD F STEARNS ET UX	SCOUT ENERGY	6/30/2010	79.710	39.855	FAYETTE	1541	574	0.725
0013309-000	SARAH HUNT, ET AL	SCOUT ENERGY	5/2/2011	35.000	35.000	FAYETTE	1591	225	0.725
0013310-000	JEROME A. RITTIMANN, ET UX	SCOUT ENERGY	4/26/2011	9.449	9.449	FAYETTE	1591	229	0.725
0013311-000	DONNIE RICHTER	SCOUT ENERGY	4/26/2011	25.000	25.000	FAYETTE	1591	211	0.725
0013312-000	JOHNNY MAC OSBORNE ET UX	SCOUT ENERGY	4/20/2011	75.430	75.430	FAYETTE	1575	155	0.725
0013313-001	CHARLES RICHTER, ET AL	SCOUT ENERGY	4/26/2011	48.760	24.380	FAYETTE	1575	172	0.725
0013315-000	CAROL J BARRE	ZAZA ENERGY	11/17/2011	152.300	152.300	FAYETTE	1596	505	0.725
0013316-001	HENRIETTA VYBIRAL MICA	ZAZA ENERGY	11/18/2011	22.546	11.273	FAYETTE	1596	513	0.725
0013316-002	BARBARA KLOZIK	ZAZA ENERGY	11/18/2011	22.546	11.273	FAYETTE	1596	511	0.725
0017733-000	ALBIN M LAMZA ET UX	TEXAS INDEPENDENT EXPLORATION LTD	5/5/2010	50.500	50.500	LAVACA	510	384	0.71
0017734-001	ESTELLE FRANCIS BAROS	TEXAS INDEPENDENT EXPLORATION LTD	5/5/2010	178.976	89.488	LAVACA	510	330	0.71
0017737-000	ESTELLE FRANCIS BAROS	TEXAS INDEPENDENT EXPLORATION LTD	5/5/2010	186.580	186.580	LAVACA	510	339	0.71
0017739-000	WENDEL'S JEWELRY, INC.	TEXAS INDEPENDENT EXPLORATION LTD	4/21/2010	47.270	47.270	LAVACA	510	349	0.71
0017758-000	JOHN BEMROSE III	TEXAS INDEPENDENT EXPLORATION LTD	5/6/2010	78.352	78.352	LAVACA	510	322	0.71
0017760-000	ETHEL WAGNER JOHNSON	TEXAS INDEPENDENT EXPLORATION LTD	4/20/2010	98.900	98.900	LAVACA	510	486	0.71
0017761-000	CARL W. SWORDS ET UX	TEXAS INDEPENDENT EXPLORATION LTD	5/12/2010	50.300	50.300	LAVACA	510	478	0.71
KAUFHOLD	KAUFHOLD	-	-	970.000	970.000	FAYETTE	-	-	-

End of Exhibit "A"

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

EXHIBIT “B”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Wells

Well Name	API Number	ZaZa WI	ZaZa NRI
CRABB RANCH A-1H	42-177-32266	1.00000000	0.72000000
SABLE HUNTER A-1H	42-285-33603	0.15970442	0.11339016
RING "A" A-1H	42-149-33240	0.08804785	0.06360976
RING "A" A-2H	42-149-33244	0.08804785	0.06360976
RING "A" A-3H	42-149-33252	0.08804785	0.06360976
RING "A" A-4H	42-149-33253	0.08804785	0.06360976
RING "A" A-5H	42-149-33260	0.08804785	0.06360976

End of Exhibit "B"

Exhibit B

EXHIBIT “C”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Rights-of-Way, Easements and Surface Estates

None

Exhibit C

EXHIBIT “D”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Contracts and Other Agreements

1.

Operating Agreement dated August 1, 2011, by and between Southern Bay Operating, LLC and ZaZa Energy, LLC, and recorded as a Memorandum of Operating Agreement/Mortgage and Financing Statement in Volume 1587, Page 770, Document No. 11-7374 in the Official Public Records of Fayette County, Texas, as amended by that certain Revised Memorandum of Operating Agreement/Mortgage and Financing Statement recorded in Volume 1594, Page 760, Document No. 12-536 in the Official Public Records of Fayette County, Texas.

2.

Operating Agreement dated June 27, 2011, by and between Eagle Ford Hunter Resources, Inc., a wholly-owned subsidiary of Magnum Hunter Resources Corporation, and ZaZa Energy, LLC, as amended by that certain letter agreement dated April 18, 2012.

3.	GulfMark Contract No. 52573, Crude Oil Purchase Agreement dated effective July 1, 2012, by and between GulfMark Energy, Inc. (“Buyer”) and ZaZa Energy, LLC (“Seller”).

4.	Gas Purchase Contract dated December 1, 2011, by and between ZaZa Energy Corporation and DCP Midstream.

Exhibit D

EXHIBIT “E”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

INTENTIONALLY DELETED

Exhibit E

EXHIBIT “F”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Allocated Values

The allocated value for the Wells is as follows:

Well Name	API Number	ZaZa WI	ZaZa NRI	Allocated Value
CRABB RANCH A-1H	42-177-32266	1.00000000	0.72000000	$6,444,849.92
SABLE HUNTER A-1H	42-285-33603	0.15970442	0.11339016	$633,317.07
RING "A" A-1H	42-149-33240	0.08804785	0.06360976	$598,970.64
RING "A" A-2H	42-149-33244	0.08804785	0.06360976	$432,439.56
RING "A" A-3H	42-149-33252	0.08804785	0.06360976	$271,475.81
RING "A" A-4H	42-149-33253	0.08804785	0.06360976	282,640.93
RING "A" A-5H	42-149-33260	0.08804785	0.06360976	$334,413.67
			Total	$8,998,107.60

The allocated value for the net leasehold acreage set forth on Exhibit “A”  shall be $3,400 per net leasehold acre based on a total of 10,074.086 net leasehold acres for a total amount of $34,251,892.40.

Exhibit F

EXHIBIT “G”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS§

COUNTY OF ____________§

This CONVEYANCE,  ASSIGNMENT AND BILL OF SALE (“Assignment”) dated [ • ], 2013, but effective as of January 1, 2013 (“Effective Date”), is from ZaZa Energy, LLC, a Texas limited liability company, with an office at 1301 McKinney Street, Suite 2850, Houston, Texas 77010  (“Assignor”) to [ ● ], a [ ● ], with an office at [ ● ] (“Assignee”), Assignor and Assignee may be collectively referred to herein as the “Parties” and individually as a “Party.” This Assignment relates to that certain Purchase And Sale Agreement dated effective January 1, 2013, between Assignor and Assignee (hereinafter referred to as the “PSA”).  Each capitalized term used in this Assignment that is not otherwise defined herein shall have the meaning as set out in the PSA.

ARTICLE I

Assignment of the Assets

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by these presents does hereby ASSIGN, TRANSFER, SELL, SET OVER and DELIVER unto Assignee, all of Assignor’s right, title, and interest, in and to the following described Assets (defined below):

(a)the oil, gas and/or mineral leases listed and described on Exhibit “A” or the lands covered by said leases, or in lands pooled or unitized with such leases (including all depths), or which Assignor is entitled to receive by reason of any participation, joint venture, farmin, farmout, joint operating agreement, unitization agreement or other agreement, including all leasehold estates, royalty interests, overriding royalty interests, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, mineral interests and any other interests of Seller in said oil, gas and/or mineral leases, or lands covered by said leases, it being the intent hereof that the leases, properties and interests and the legal descriptions set forth on Exhibit “A” or in instruments described in Exhibit “A” includes all of Assignor’s right, title and interest in said oil, gas and/or mineral leases, other than lessor’s royalty and overriding royalty interests of record on the Effective Date, including, but not limited to, those described on

Exhibit G

Exhibit “A” or in instruments described in Exhibit “A” even though such interests may be incorrectly described in Exhibit ”A” or omitted from Exhibit “A” (collectively the “Leases”);

(b) all Wells listed on Exhibit “B” attached hereto and made a part hereof, including but not limited to, production accruing from and after the Effective Time, Inventory Hydrocarbons, all equipment and other personal property, inventory, spare parts, tools, tubing, casing, pipe, fixtures, wellhead equipment, downhole equipment, pumping units, tank batteries, transportation and gathering lines or systems, flowlines, production equipment, compressors, gas plants and facilities, treatment facilities, injection facilities, disposal facilities, dehydration facilities, radio towers, remote terminal units, SCADA equipment, all other tangible personal assets, appurtenances and improvements situated upon the Assets or lands pooled or unitized therewith as of or after the Effective Time or used or held for use in connection with the ownership, development or operation of the Assets or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Wells or the lands covered by the Leases or lands pooled or unitized;

(c)all oil and gas purchase and sale contracts, farmin or farmout agreements, operating agreements, unit agreements, processing agreements, joint venture agreements, pooling agreements, transportation agreements and all other agreements in which Assignor has an interest to the extent the same directly affect and/or pertain to the ownership or operation of the interests described in the Leases and Wells; and

(d)all files (whether originals, copies, or in digital or electronic format), including the title files, abstracts of title, title opinions, title information, title commitments, land surveys, maps, data, correspondence, environmental and regulatory files and reports, engineering and production files, accounting files relating directly to the Leases or Wells, seismic records and surveys, gravity maps, geological or geophysical data and records, analyses, interpretations, and all other files, documents, materials, information, instruments and records of every kind and description in Assignor’s control or possession which affect, concern, pertain or relate to, or are used directly in connection with, the Leases or Wells.

For the purposes of this Assignment the term “Wells” or “Well” shall refer to all wells located on the Assets, or lands pooled or unitized therewith, including but not limited to (i) those wells identified on Exhibit “B” attached hereto, whether or not such wells are producing, active or inactive, plugged and abandoned, temporarily abandoned, shut-in, injection wells, disposal wells, water supply wells or otherwise.

The interests in and to the properties described in and assigned, transferred, set over and delivered pursuant to this Article I are hereinafter sometimes collectively called the “Assets.”

Exhibit G

ARTICLE II

Limited Warranty of Title

Section 2.1Limited Warranty of Title.  This Assignment is made without warranty of title, either express or implied, except that Assignor hereby binds itself, its successors and assigns to warrant and forever defend, all and singular, title to the Assets unto Assignee, its successors and assigns, against every person or entity whomsoever lawfully claiming or to claim the Assets by, through, or under Assignor, but not otherwise.

Section 2.2Disclaimer of Representations and Warranties with Respect to Personal Property.  ASSIGNEE IS ACQUIRING THOSE ASSETS WHICH ARE PERSONAL PROPERTY ON AN “AS IS, WHERE IS” BASIS, SUBJECT TO ALL FAULTS AND DEFECTS.

Section 2.3Prior Agreements.  The Assets are assigned by Assignor and accepted by Assignee expressly subject to the following:

(a)the terms and provisions of the PSA, including, but not limited to the  Retained Obligations of the Assignor, the Assumed Obligations of the Assignee, and the Permitted Encumbrances (as those terms are defined in the PSA).  Nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee's respective rights, obligations, interests, remedies, or indemnities in the PSA.  To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the PSA, the terms and provisions of the PSA shall control;

(b)the existing burdens on the Leases as of the Effective Date;

(c)the terms of the Leases;

(d)any other burdens of record as of the Effective Date; and

(e)any and all of the applicable, rules, regulations and orders of all regulatory bodies, State, Federal or local.

ARTICLE III

Miscellaneous

Section 3.1Further Assurances.  The Parties agree to execute such further agreements, instruments, documents, stipulations, and/or conveyances as may be reasonably necessary to accomplish the intents and purposes of this Assignment and the PSA.

Section 3.2Successors and Assigns.  All of the provisions of this Assignment shall be covenants running with the land hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  All references herein to either Assignor or Assignee shall include their respective successors and assigns.  Any subsequent transfer of all or

Exhibit G

any part of the Assets conveyed and assigned herein shall be made expressly subject to the terms and provisions of this Assignment.

Section 3.3Exhibits.  All exhibits attached to this Assignment, and the terms of those exhibits which are referred to in this Exhibit, are made a part hereof and incorporated herein by reference.  References in such exhibits to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the counties in which the Assets are located.

Section 3.4Counterparts.  This Assignment is being executed in several original counterparts, all of which are identical, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

Assignor:

______________________________

By:

Name:

Title:

Assignee:

______________________________

By:

Name:

Title:

Exhibit G

THE STATE OF _____________§

§

COUNTY OF _______________§

This instrument was acknowledged before me on the ____ day of _______________, 20____, by ___________, ____________ of ________________________, a ___________________________, on behalf of said _______________________.

(S E A L)

Notary Public in and for the State of ____________

THE STATE OF _____________§

§

COUNTY OF _______________§

This instrument was acknowledged before me on the ____ day of _______________, 20____, by ___________, ____________ of ________________________, a ___________________________, on behalf of said _______________________.

(S E A L)

                                                                        Notary Public in and for the State of ____________

Exhibit G

EXHIBIT “H”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Litigation

None

Exhibit H

EXHIBIT “I”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Payout Balances

None

Exhibit I

EXHIBIT “J”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Gas and Oil Imbalances

None

Exhibit J

EXHIBIT “K”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Consents to Assign, Preferential Rights to Purchase and Burdens

Lease #	Lessor	Lessee	Lease Date	County	Book	Page
0013018-001	CARA ANNE COLLIER	SCOUT ENERGY	6/18/2010	FAYETTE	1541	590
0013018-002	CHRISTOPHER DOLTON COLLIER	SCOUT ENERGY	6/18/2010	FAYETTE	1541	591
0013018-004	GABRIEL CORNELL COLLIER	SCOUT ENERGY	6/18/2010	FAYETTE	1541	592
0013018-005	KEILAH JOAN COLLIER SWEENEY	SCOUT ENERGY	6/18/2010	FAYETTE	1541	587
0013023-000	JOHN H MARTISEK ET UX	SCOUT ENERGY	8/1/2010	FAYETTE	1541	561
0013035-000	JOE FRED CRABB, ET UX	SCOUT ENERGY	8/26/2010	GONZALES	1034	412
0013038-001	BRYAN B. BERGER ET AL	SCOUT ENERGY	8/26/2010	FAYETTE GONZALES	1541	551
0013158-001	BRYAN B BERGER ET AL	SCOUT ENERGY	8/26/2010	FAYETTE	1541	553

End of EXHIBIT "K"

Exhibit K

EXHIBIT “L”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

NON-FOREIGN AFFIDAVIT

Exemption from Withholding of Tax
For Dispositions of U.S. Real Property Interests

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform BEP Moulton, LLC that withholding of tax is not required upon the disposition of U.S. real property interests by ZaZa Energy, LLC, the undersigned hereby certifies the following:

1.  ZaZa Energy, LLC, is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate for purposes of U.S. income taxation (as those terms are defined in the Internal Revenue Code of 1986, as amended and the U. S. Treasury regulations thereunder).

2.            ZaZa Energy, LLC’s  taxpayer identification number is _________.

3.	The office address of ZaZa Energy, LLC:

                                                1301 McKinney

                                                Suite 2800

                                                Houston, Texas  77010

             ZaZa Energy, LLC  understands that this certification may be disclosed to the Internal Revenue Service by BEP Moulton, LLC and that any false statement contained herein could be punished by fine, imprisonment or both.

            Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare I have authority to sign this document.

Exhibit L

            Dated the __ day of _____, 2013.

ZAZA ENERGY, LLC

By:

Title:

STATE OF TEXAS                        §

                                                §

COUNTY OF HARRIS                        §

On this ___ day of ______, 2013, before me personally appeared _______________, to me personally known and acknowledged, who being by me duly sworn, did say that he is the ____________ of ZaZa Energy, LLC, and that the foregoing instrument was signed and delivered on behalf of the limited liability company as the free act and deed of said limited liability company.

___________________________________

                                          Notary Public in and for the State of Texas

Exhibit L

EXHIBIT “M”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Assignments Due Seller

None

Exhibit M

EXHIBIT “N”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Assignments Owed by Seller

None

Exhibit N

EXHIBIT “O”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Mortgages, Liens and Encumbrances

1.	Securities Purchase Agreement dated as of February 21, 2012 among ZaZa Energy Corporation, a Delaware corporation (the “Company”), and the Purchasers party thereto, as amended.

2.

Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production, effective March 6, 2013, by ZaZa Energy, LLC as Mortgagor, to Mauri J Cowen, as Trustee, for the benefit of U.S. Bank National Association in its capacity as collateral agent, a counterpart of which is recorded in the respective office designated for the filing of record of mortgages and deeds of trust in Fayette County

Exhibit O

EXHIBIT “P”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Post-Closing Accounting and Reporting Agreement

In connection with the Purchase and Sale Agreement (the “Agreement”) between ZaZa Energy, LLC ( “Seller”) and BEP Moulton, LLC (“Buyer”), the following is hereby agreed between the parties with respect to the Assets to be delivered at such Closing:

1.

Seller will prepare and submit state production reports for the Assets for the production month of __________.  All subsequent monthly production reports will be the responsibility of Buyer.  Seller will send a copy of the __________ reports as filed to Buyer.

2.

Change of operator forms will be prepared by Seller showing BEP Moulton, LLC as the new operator of the Assets effective __________.  BEP Moulton, LLC’s  operator number for  the State of Texas is  ________________.

3.	Letters-in-lieu, effective with __________ production will be sent to the purchasers by Buyer. Seller shall prepare the letters and provide them at Closing.

4.	Seller will make royalty distributions for the production month of __________. Royalty distributions for the production month of __________, will be the responsibility of Buyer.

5.	Seller will pay severance taxes for the production month of __________. Severance tax payments for the production month of __________ will be the responsibility of Buyer.

6.

Seller will make rental, minimum royalty and any other lease (including surface) obligation payments due on or before __________.  Buyer will make subsequent monthly payments.  Buyer agrees to indemnify and hold Seller harmless for any missed lease rental and/or minimum royalty payments from Closing through __________.

7.	Buyer will take any royalty monies in suspense accounts attributable to the Assets.

Exhibit P

8.	Seller will make gas nominations for the production month of __________. Buyer will make gas nominations beginning for the production month of __________.

9.

Seller will have their measurement service agent process the volumes for the wellhead meter points to be used in reporting and allocating for __________ production which will be closed out in __________ accounting.  Buyer will take over this measurement function effective __________.  Seller will provide Buyer with volume and integration statements for __________ production.

10.	Buyer will assume actual field operations for the Assets at 12:00 pm the day of the Closing Date.

11.

If either party receives revenue or other payments for the benefit of the other party, the party receiving revenue shall promptly forward such revenue to the other party.  If either party pays invoices or otherwise incurs expenses for the benefit of the other party and provides supporting documentation related thereto, the party for whose benefit the payment in question was made shall promptly reimburse the party making such payment.  For purposes of this paragraph, “promptly” shall be understood to mean within five (5) business days, in the absence of extenuating circumstances.

12.

This agreement is intended to set forth the division of reporting and other responsibilities between the parties, but is not intended to alter any provisions of the Agreement related to which party will be ultimately financially responsible for payments made before or after the Effective Date.  In the event of any conflict between the provisions of this memorandum and the Agreement, the Agreement shall control.  All capitalized terms not defined herein shall have the meanings given in the Agreement.

Signed the _____ day of __________ 2013.

SELLER:BUYER:

By:                                                                                                By:_______________________

Title:________________________                                                Title:_______________________

Exhibit P

EXHIBIT “Q”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

PRELIMINARY SETTLEMENT STATEMENT

Closing Date:            ________, 2013

Effective Date:  January 1, 2013

SELLER: ZAZA ENERGY, LLC	BUYER: BEP MOULTON, LLC

Purchase Price

Section 3.1

Immediately available funds$ 43,250,000.00

Upward Purchase Price Adjustments*

Section 3.2 (a)(i)(A)(i)

Inventory Hydrocarbons$  000,000.00

(as of the Effective Date)

Section 3.2(a)(i)(A)(ii)

Seller’s unsold inventory of gas plant products$  000,000.00

(as of the Effective Date)

Section 3.2(a)(i)(B)

Operating Expenses after Effective Time$  000,000.00

(January, February, March and April)

Section 3.2(a)(i)(C)

Taxes (Ad Valorem and Severance)$000,000.00

Section 3.2(a)(i)(D)

Upward Adjustments$000,000.00

(provided otherwise in Agreement)

Section 3.2(a)(i)(E)

Hydrocarbon underbalances$000,000.00

Exhibit Q

Section 3.2(a)(i)(F)

Other Agreed Adjustments$000,000.00

Total Upward Adjustments            $            000,000.00

Adjusted Purchase Price $43,250,000.00

(After Upward Adjustments)

Downward Purchase Price Adjustments*

Section 3.2(a)(ii)(A)

Revenues collected by Seller and attributable($000,000.00)

to the Assets after the Effective Date

(January, February, March, and April)

Section 3.2(a)(ii)(B)

Unpaid Taxes($000,000.00)

Section 3.2(a)(ii)(C)

Downward Adjustments($000,000.00)

(provided otherwise in Agreement)

Section 3.2(a)(ii)(D)

Allocated Value of Preferential Purchase Rights($000,000.00)

Section 3.2(a)(ii)(E)

Title Defects($000,000.00)

Section 3.2(a)(ii)(F)

Environmental Defects($000,000.00)

Section 3.2(a)(ii)(G)

Hydrocarbon overbalances($000,000.00)

Section 3.2(a)(ii)(G)

Other Agreed Adjustments($000,000.00)

Total Downward Adjustments                         ($000,000.00)

Adjusted Purchase Price            $ 43,250,000.00

Exhibit Q

Adjusted Purchase Price to be wire transferred to ZaZa Energy, LLC by or on behalf of BEP Moulton, LLC at the following financial institution:

Bank	ABA No.	Account No.	Amount
43,250,000.00

*Back-up for all Adjustments to the Purchase Price are attached hereto and incorporated herein for all purposes.

AGREED and ACCEPTED on this the  ____ day of _____, 2013.

ZAZA ENERGY, LLC

By:

Title:_______________________________

BEP MOULTON, LLC

By:

                                                            Title:______________________________

Exhibit Q

EXHIBIT “R”

Attached to and made a part of that certain

Purchase and Sale Agreement, Effective January 1, 2013,

by and between ZaZa Energy, LLC, as Seller and

BEP Moulton, LLC, as Buyer

Non-Compete Area Map

Insert Map

Exhibit R